IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
VICTORIA DIVISION

In re:	§	Chapter 11
	§	
BPZ Resources, Inc.,	§	Case No.: 15-60016 (DRJ)
	§	
Debtor.	§	

AMENDED DISCLOSURE STATEMENT FOR PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Dated: September 25, 2015

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen
Frank A. Merola
Matthew G. Garofalo
180 Maiden Lane
New York, NY 10038
Telephone: (212) 806-5400
Facsimile: (212) 806-6006

HAWASH MEADE GASTON NEESE & CICACK LLP
WALTER J. CICACK
Texas State Bar No. 04250535
2118 Smith Street
Houston, Texas 77002
Telephone: (713) 658-9001
Facsimile: (713) 658-9011

ATTORNEYS FOR THE DEBTOR AND DEBTOR-IN-POSSESSION

PLEASE REVIEW THIS DOCUMENT FOR IMPORTANT INFORMATION REGARDING:

* **Description of the Debtor**
* **Classification and Treatment of Claims and Interests**
* **Distribution to Holders of Allowed General Unsecured Claims**
* **Implementation and Execution of the Plan**
* **Treatment of Contracts and Leases and Procedures to Assert and Resolve Rejection Claims**

A COPY OF THIS DISCLOSURE STATEMENT AND THE DEBTOR'S PLAN OF LIQUIDATION MAY BE: (I) OBTAINED FREE OF CHARGE FROM KURTZMAN CARSON CONSULTANT LLC'S DEDICATED WEBSITE RELATED TO THE DEBTOR'S CHAPTER 11 CASE (HTTP://WWW.KCCLLC.NET/BPZ); (II) INSPECTED DURING REGULAR BUSINESS HOURS AT THE OFFICE OF THE CLERK OF THE BANKRUPTCY COURT, UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS, VICTORIA DIVISION, 515 RUSK AVENUE HOUSTON, TEXAS 77002; OR (III) VIEWED FOR A FEE AT THE COURT'S WEBSITE (HTTPS://ECF.TXSB.USCOURTS.GOV/).

TABLE OF CONTENTS

Page

1. INTRODUCTION.

1.1 Purpose of the Disclosure Statement.

This disclosure statement (as amended, modified or supplemented, the "Disclosure Statement") has been filed by BPZ Resources, Inc. ("BPZ" or the "Debtor", and together with its direct and indirect subsidiaries, the "Company") pursuant to section 1125(b) of Title 11 of the United States Code (the "Bankruptcy Code") for the purpose of soliciting acceptances of the Debtor's Plan of Liquidation (the "Plan"). The Plan has been filed with the United States Bankruptcy Court for the Southern District of Texas, Victoria Division (the "Bankruptcy Court") and the summaries of the Plan contained herein shall not be relied upon for any purpose other than to make a judgment with respect to, and determine how to vote on, the Plan. A copy of the Plan is attached hereto as **Exhibit A**. All capitalized terms used within this Disclosure Statement which are not defined herein have the meanings set forth in the attached Plan.

PLEASE NOTE THAT MUCH OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN TAKEN, IN WHOLE OR IN PART, FROM INFORMATION CONTAINED IN THE BOOKS AND RECORDS OF THE COMPANY AND PLEADINGS FILED BY THE DEBTOR. ALTHOUGH THE DEBTOR HAS ATTEMPTED TO BE ACCURATE IN ALL MATERIAL RESPECTS, THE DEBTOR IS UNABLE TO WARRANT OR REPRESENT THAT ALL OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS WITHOUT ERROR. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. STATEMENTS MADE IN THIS DISCLOSURE STATEMENT RELATING TO THE PLAN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER RULES GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF CHAPTER 11.

NO REPRESENTATION CONCERNING THE DEBTOR OR THE VALUE OF THE DEBTOR'S ASSETS HAS BEEN AUTHORIZED BY THE BANKRUPTCY COURT OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT OR ANY OTHER DISCLOSURE STATEMENT APPROVED BY THE BANKRUPTCY COURT. THE DEBTOR IS NOT RESPONSIBLE FOR ANY INFORMATION, REPRESENTATION OR INDUCEMENT MADE TO OBTAIN YOUR ACCEPTANCE, WHICH IS OTHER THAN, OR INCONSISTENT WITH, INFORMATION CONTAINED HEREIN AND IN THE PLAN.

YOU ARE STRONGLY URGED TO CONSULT WITH YOUR FINANCIAL, LEGAL AND TAX ADVISORS TO UNDERSTAND FULLY THE PLAN AND DISCLOSURE STATEMENT. THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS GIVEN AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFIED.

THE DELIVERY OF THIS DISCLOSURE STATEMENT DOES NOT, UNDER ANY CIRCUMSTANCE, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH HEREIN SINCE SUCH DATE. THIS DISCLOSURE STATEMENT IS INTENDED, AMONG OTHER THINGS, TO SUMMARIZE THE PLAN AND MUST BE READ IN CONJUNCTION WITH THE PLAN AND ITS EXHIBITS. IF ANY CONFLICTS EXIST BETWEEN THE PLAN AND DISCLOSURE STATEMENT, THE TERMS OF THE PLAN SHALL CONTROL.

IF A HOLDER OF A CLAIM WISHES TO CHALLENGE A DISPUTED CLAIM FOR VOTING PURPOSES UNDER THE TABULATION RULES SET FORTH IN THE DISCLOSURE STATEMENT ORDER, SUCH ENTITY MUST FILE A MOTION, PURSUANT TO BANKRUPTCY RULE 3018(A), FOR AN ORDER TEMPORARILY ALLOWING SUCH CLAIM IN A DIFFERENT AMOUNT OR CLASSIFICATION FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN AND SERVE SUCH MOTION ON THE UNDERSIGNED COUNSEL TO THE DEBTOR AND COUNSEL TO THE COMMITTEE SO THAT IT IS RECEIVED NO LATER THAN **[____] P.M., HOUSTON TIME, ON [_____], 2015**. UNLESS THE BANKRUPTCY COURT ORDERS OTHERWISE, SUCH CLAIM WILL NOT BE COUNTED FOR VOTING PURPOSES IN EXCESS OF THE AMOUNT DETERMINED IN ACCORDANCE WITH THE TABULATION RULES.

THE DEBTOR URGES ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN.

TREATMENT AND CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT

The following table classifies the Claims against, and Equity Interests in, the Debtor into separate Classes and summarizes the treatment of each Class under the Plan. The table also identifies which Classes are entitled to vote on the Plan based on provisions of the Bankruptcy Code. Finally, the table indicates the estimated recovery for each Class. The summaries in this table are qualified in their entirety by the description and the treatment of such Claims and Equity Interests in the Plan. **The recoveries and estimates described in the following table represent the Debtor's best estimates given the information available on the date of this Disclosure Statement. All statements in this section relating to the amount of Claims are only estimates based on information known to the Debtor as of the date hereof, and the final amounts of Allowed Claims may vary significantly from these estimates.**

Class & Description	Treatment	Entitled to Vote	Estimated Recovery to Holders of Allowed Claims
Administrative Claims	Unimpaired; shall receive payment in full, in Cash, of the allowed amount of such Claim (or as otherwise agreed). Estimated Allowed Claims: $11,000,000.00 - $15,000,000.00	No	100%
Priority Tax Claims	Unimpaired; shall receive payment in full, in Cash, to the extent and in the manners allowed by section 1129 of the Bankruptcy Code (or as otherwise agreed). Estimated Allowed Claims: $20,000.00	No	100%
Class 1: Priority Non-Tax Claims	Unimpaired; shall receive payment in full, in Cash, of the allowed amount of such Claim (or as otherwise agreed). Estimated Allowed Claims: $29,000.00	No	100%
Class 2: Secured Claims	Unimpaired; shall receive payment in full, in Cash, of the allowed amount of such Claim (or as otherwise agreed), or return of the collateral. Estimated Allowed Claims: $0.00	No	100%
Class 3: General Unsecured Claims	Impaired; shall receive Pro Rata Share of the Liquidating Trust Interests, or may make the Convenience Election to receive a one-time payment in Cash of twenty percent (20%) of the Allowed amount of such Claim. Estimated Allowed Claims: $227,000,000.00 - $229,000,000.00	Yes	10.7% - 18.0%
Class 4: Subordinated Claims	Impaired; shall receive no Distribution.	No	0%
Class 5: Equity Interests	Impaired; shall receive no Distribution.	No	0%
Class 6: Intercompany Claims	Impaired; shall receive no Distribution.	No	0%

1.2 Disclosure Statement Enclosures.

1.2.1 **Disclosure Statement Approval Order**. A copy of the order of the Bankruptcy Court dated [______], 2015, conditionally approving this Disclosure Statement and, among other things, establishing procedures for voting on the Plan, setting the deadline for objecting to the Disclosure Statement and the Plan, and scheduling a combined hearing on final approval of the Disclosure Statement and confirmation of the Plan (the "Confirmation Hearing") [Dkt. No. __].

1.2.2 **Notice of Confirmation Hearing**. A copy of the notice of deadline for submitting ballots to accept or reject the Plan (each, a "Ballot") and, among other things, the date, time and place of the Confirmation Hearing, and the deadline for filing objections to the Disclosure Statement or confirmation of the Plan (the "Notice").

1.2.3 **Ballots**. A Ballot for voting to accept or reject the Plan, if you are the Holder of a Claim in a voting Class as of the first date of the hearing to consider the Disclosure Statement Approval Order.

1.3 Final Approval of the Disclosure Statement and Confirmation of the Plan.

1.3.1 **Requirements.** The requirements for Confirmation of the Plan are set forth in section 1129 of the Bankruptcy Code. The requirements for the Disclosure Statement are set forth in section 1125 of the Bankruptcy Code.

1.3.2 **Approval of the Plan and Confirmation Hearing.** To confirm the Plan, the Bankruptcy Court must hold the Confirmation Hearing to determine whether the Plan meets the requirements of section 1129 of the Bankruptcy Code.

1.3.3 **Effect of Confirmation.** Except as otherwise provided in the Plan or in the Confirmation Order, confirmation will affect the Distribution of the Debtor's remaining assets and the dissolution of the Debtor. Confirmation serves to make the Plan binding upon the Debtor, all Creditors, holders of Equity Interest and other parties-in-interest, regardless of whether they cast a Ballot to accept or reject the Plan.

1.3.4 **Impaired Claims or Equity Interests.** Pursuant to section 1126 of the Bankruptcy Code, only the Holders of Claims in Classes "Impaired" by the Plan and receiving a payment or distribution under the Plan may vote on the Plan. Pursuant to section 1124 of the Bankruptcy Code, a Class of Claims or Equity Interests may be "Impaired" if the Plan alters the legal, equitable or contractual rights of the Holders of such Claims or Equity Interests treated in such Class.

The Holders of Claims not Impaired by the Plan (Class 1 – Priority Non-Tax Claims, and Class 2 – Secured Claims) are deemed to accept the Plan and do not have the right to vote on the Plan.

The Holders of Claims Impaired by the Plan (Class 3 – General Unsecured Claims) are entitled to vote to accept or reject the Plan.

The Holders of Claims or Equity Interests in any Class that will not receive any payment or distribution or retain any property pursuant to the Plan (Class 4 – Subordinated Claims, Class 5 – Equity Interests and Class 6 – Intercompany Claims) are deemed to reject the Plan and do not have the right to vote on the Plan.

1.4 Voting Procedures and Voting Deadline.

1.4.1 **Eligibility to Vote on the Plan.** Unless otherwise ordered by the Bankruptcy Court, only record holders of Allowed Class 3 Claims may vote on the Plan.

1.4.2 **Voting Deadline and Voting Instructions.** If you are the Holder of an Allowed Claim in Class 3 – General Unsecured Claim you are entitled to vote to accept or reject the Plan and a Ballot is enclosed for the purpose of voting on the Plan. To ensure your vote is counted you must (i) complete the Ballot, (ii) indicate your decision either to accept or reject the Plan in the boxes provided in Item 1 of the Ballot, and (iii) sign and return the Ballot to the address set forth on the Ballot (please note that envelopes and prepaid postage have been included with the Ballot).

Separate forms of Ballots are provided for the holders of Claims in different Classes entitled to vote on the Plan. **A separate Ballot must be used for each Class.** Any person who holds Claims in more than one Class entitled to vote is required to submit a separate Ballot for its Claims in each Class. Except as provided below, holders of Claims are required to vote all of their Claims within a Class either to accept or reject the Plan and may not split their votes. Any Ballot received that does not indicate either an acceptance or rejection of the Plan or that indicates both acceptance and rejection of the Plan will be an invalid Ballot and will not be counted. Any Ballot received that is not signed or that contains insufficient information to permit the identification of the holder will be an invalid Ballot and will not be counted.

TO BE COUNTED, YOUR BALLOT WITH YOUR ORIGINAL SIGNATURE INDICATING YOUR ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE BALLOTING AGENT NO LATER THAN **[___] P.M. (HOUSTON TIME) ON [_____], 2015** (THE "VOTING DEADLINE"). **BALLOTS SENT BY FACSIMILE, EMAIL, OR OTHER ELECTRONIC TRANSMISSION ARE NOT ALLOWED AND WILL NOT BE COUNTED.**

IF YOU ARE A HOLDER OF THE CONVERTIBLE NOTES, YOU MUST MAIL YOUR ORIGINAL, SIGNED BALLOT EITHER (I) TO THE NOMINEE THAT PROVIDED THE BALLOT TO YOU, IN SUFFICIENT TIME TO PERMIT YOUR NOMINEE TO DELIVER A MASTER BALLOT INCLUDING YOUR VOTE TO THE BALLOTING AGENT SO IT IS ACTUALLY RECEIVED ON OR BEFORE THE VOTING DEADLINE, OR (II) TO THE BALLOTING AGENT DIRECTLY, IF YOUR BALLOT HAS BEEN PRE-VALIDATED OR IF YOU ARE A RECORD HOLDER BY THE VOTING DEADLINE.

More detailed instructions regarding how to vote on the Plan are contained on the Ballots and the other solicitation materials.

1.4.3 **Acceptance of the Plan.** As a Creditor in an Impaired Class, your acceptance of the Plan is important. In order for the Plan to be accepted by an Impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting (of each Impaired Class of Claims) must vote to accept the Plan. At least one voting Class, excluding the votes of insiders, must actually vote to accept the Plan. **IF YOU ARE IN A VOTING CLASS AND YOU RECEIVED A BALLOT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE BALLOT IN THE ENVELOPE PROVIDED OR TO THE ADDRESS INDICATED ON THE BALLOT. IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT BY VOTING DEADLINE. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE BALLOTING AGENT, KURTZMAN CARSON CONSULTANTS LLC, AT (877) 833-4150 FOR CALLS ORIGINATING FROM THE UNITED STATES OR CANADA, OR (917) 281-4800 FOR CALLS ORIGINATING FROM OUTSIDE OF THE UNITED STATES OR CANADA.**

PLEASE NOTE THAT ANY RETURNED BALLOT THAT FAILS TO INDICATE ACCEPTANCE OR REJECTION OF THE PLAN OR IS NOT SIGNED WILL BE AN INVALID BALLOT AND WILL NOT BE COUNTED FOR VOTING PURPOSES.

THE DEBTOR BELIEVES THAT CONFIRMATION OF THE PLAN REPRESENTS THE BEST OPPORTUNITY TO MAXIMIZE VALUE FOR ALL OF ITS STAKEHOLDERS AND STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

1.5 Confirmation Hearing.

The Bankruptcy Court has scheduled the Confirmation Hearing on [____], 2015 at [_____] (Houston Time) before the Honorable David R. Jones, United States Bankruptcy Judge, in the United States Bankruptcy Court, Room 400, 515 Rusk Avenue, Houston, Texas, 77002. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of adjournment at the Confirmation Hearing, or at any subsequent adjourned Confirmation Hearing.

2. THE DEBTOR.

2.1 Debtor's History and Business.

(i) General Background

The Debtor is a Texas corporation, which was incorporated in 2007, is headquartered in Houston, Texas, and maintains an office in Victoria, Texas. Through its non-debtor subsidiaries, the Debtor also maintained offices in Lima and Tumbes, Peru and Quito, Ecuador. Through its subsidiaries, BPZ was primarily engaged in the exploration, development and production of oil and natural gas in Peru.

The Debtor is a holding company and was the ultimate parent company of subsidiaries that engaged in the exploration, development and production of hydrocarbons. The Debtor

engaged in limited business operations in the United States, which were primarily technical, administrative and compliance related.

As of March 9, 2015, the date of the filing of this chapter 11 case (the "Petition Date"), and prior to the Sale Transactions (as defined below), the Company operated as follows:

(ii) Peruvian License Contracts

The Company, through a former non-debtor subsidiary in Peru, BPZ Exploracion & Produccion, S.R.L. ("BPZ E&P"), had four license contracts for the exploration and production of hydrocarbons covering approximately 2.2 million acres in northwest Peru and in the coastal waters off the northwest coast of Peru. The Company's license contracts covered four properties, referred to as "blocks". Block Z-1 is located in the coastal waters off the northwest coast of Peru; Block XIX, Block XXII and Block XXIII (collectively, the "Onshore Blocks") are located onshore in northwestern Peru. As described more fully below, the Company maintained a 51% working interest in Block Z-1 through a joint venture. The Company maintained a 100% working interest in each of the Onshore Blocks.

(iii) Block Z-1

BPZ's rights to explore and produce hydrocarbons in Block Z-1 were subject, generally, to the Peruvian hydrocarbon laws and specifically, a license contract (the "Block Z-1 License") between BPZ E&P and Perupetro S.A. ("Perupetro"), a corporation owned by the Peruvian government empowered to enter into contracts for the exploration and/or exploitation of hydrocarbons in Peru. The Block Z-1 License was signed in November 2001 and, among other things, required specified exploration obligations in defined time periods. Commercial production in Block Z-1 commenced in 2010. As described more fully below, BPZ provided a guaranty to Perupetro of the exploration obligation under the Block Z-1 License. Block Z-1 was in the exploitation phase of the contract.

In April 2012, the Company executed a Stock Purchase Agreement (the "SPA") under which the Company formed an unincorporated joint venture with a subsidiary of Pacific Rubiales ("PRE") to explore and develop Block Z-1. Pursuant to the SPA, PRE agreed to pay $150.0 million for a 49% participating interest, including reserves, in Block Z-1 and agreed to fund $185.0 million of the Company's share of capital and exploratory expenditures in Block Z-1 (the "Carry Amount") from the effective date of the SPA, January 1, 2012. The Carry Amount PRE agreed to pay in connection with the joint venture was completed in December 2014 and thereafter BPZ was responsible for funding the full share of capital expenditures and joint operating expenditures for Block Z-1.

PRE provided certain technical and operating services to the joint venture, as set forth in a joint operating agreement between the parties (the "JOA"). Block Z-1 development was determined and supervised by a joint operating committee that included representatives from PRE and the Company. Decisions regarding budgeting capital expenditures required unanimous consent between BPZ E&P and PRE. Once certain capital expenditures were approved, the JOA required that each party fulfill its expenditure obligations or be subject to certain penalties.

Under the JOA, the operating costs and capital expenditures related to the operation and development of Block Z-1 were funded by "cash calls" on the parties to the joint venture that required satisfaction of each party's proportional share of costs and capital expenditures on a monthly basis. Each partner had 15 days to satisfy a properly documented cash call. To the extent a joint venture party did not timely satisfy a required cash call, such party would have been in default under the JOA. BPZ E&P's obligations to make payments on account of cash calls under the JOA were historically funded by the Debtor and its subsidiaries.

Prior to the closing of the Sale Transactions, Block Z-1 was the Company's only revenue-producing property. Block Z-1 had two producing oil fields, Corvina and Albacora. Corvina had thirteen (13) producing oil wells operated off of two platforms. Albacora had six (6) producing wells operated off of one platform. The daily production rates at both Corvina and Albacora were subject to fluctuation given the small number of wells in each field. Production from the fields at Block Z-1 was transported by tanker to the Perupetro refinery in Talara, Peru. Block Z-1 also contained non-producing prospects and leads that were under exploration.

(iv) The Onshore Blocks

The rights to explore and produce hydrocarbons in the Onshore Blocks are similarly subject to Peruvian hydrocarbon laws. Specifically, the Onshore Blocks were subject to separate license contracts between the Company and Perupetro. The Block XIX contract was signed in December 2003 and the Blocks XXII and XXIII contracts were signed in November 2007. As of the closing of the Sale Transactions, the Onshore Blocks were in the exploration phase and were not producing revenue.

(v) Ecuador Property

The Company, through SMC Ecuador, Inc. ("SMC Ecuador"), owned a 10% non-operating net profits interest with a consortium of investors in an oil and gas producing property located in the southwest region of Ecuador (the "Ecuador Property"). The block located at the Ecuador Property is operated by Pacifpetrol S.A. Although the Ecuador Property was producing hydrocarbons, the Debtor did not expect to receive any significant revenue from the Ecuador Property.

2.2 Debtor's Pre-Petition Corporate Structure.

Prior to the Petition Date, the Debtor was the direct parent of its wholly-owned subsidiaries, BPZ U.S. Holdings, L.L.C. ("BPZ Holdings"), a Texas corporation, SMC Ecuador, a Delaware corporation, and BPZ Marine Inc., a Texas corporation. BPZ also directly owned ninety percent (90%) of the outstanding equity interests in BPZ Energy International Holdings L.P. ("BPZ International"), a limited partnership organized and existing under the laws of the British Virgin Islands. BPZ Holdings directly owned ten percent (10%) of the outstanding interests in BPZ International.

BPZ International owned, directly, (a) one hundred percent of the outstanding limited liability company interests in BPZ Energy, L.L.C. ("BPZ Texas"), a limited liability company organized and existing under the laws of the State of Texas, (b) forty five percent (45%) of the

issued and outstanding equity interests in BPZ Exploracion & Produccion, S.R.L. ("BPZ E&P"), a sociedad de responsabilidad limitada organized and existing under the laws of Peru, (c) forty five percent (45%) of the issued and outstanding equity interests in BPZ Marine Peru S.R.L. ("BPZ Marine"), a sociedad de responsabilidad limitada organized and existing under the laws of Peru, (d) fifty percent (50%) of the outstanding equity interests in Empresa Electrica Nueva Esperanza, S.R.L. ("EENE"), a sociedad de responsabilidad limitada organized and existing under the laws of Peru and (e) ten percent (10%) of the interests in Soluciones Energeticas S.R.L. ("Soluciones Energeticas"), a sociedad de responsabilidad limitada organized and existing under the laws of Peru.

BPZ Texas owned (a) fifty-five percent (55%) of the outstanding equity interests in BPZ E&P, (b) fifty percent (50%) of the outstanding equity interests in EENE and (c) ninety percent (90%) of the outstanding equity interests in International Support, L.P., a limited partnership organized and existing under the laws of the British Virgin Islands, which in turn owns ninety percent (90%) of the interests in Soluciones Energeticas. BPZ E&P owned fifty-five percent (55%) of the outstanding equity interests in BPZ Marine.

Upon the closing of the Sale Transactions (as defined below), which transactions closed on July 30, 2015 and July 31, 2015, the Debtor retained ownership of the following subsidiaries: (i) BPZ Holdings; (ii) BPZ Marine, Inc.; (iii) SMC Ecuador (including its branch in Ecuador, Sucursal Ecuador); (iv) BPZ International; (v) International Support LP; (vi) Soluciones Energeticas; (vii) BPZ Lote XIX S.R.L.; (viii) BPZ Lote XXII S.R.L.; (ix) BPZ Lote Z-1 S.R.L.; and (x) BPZ Z-1 OIL S.R.L.

On August 11, 2015, BPZ International entered into an agreement with Zorritos (as defined below), pursuant to which BPZ International agreed to sell BPZ Lote XIX S.R.L., BPZ Lote XXII S.R.L., BPZ Lote Z-1 S.R.L. and BPZ Z-1 OIL S.R.L. The aggregate consideration for the sale of these subsidiaries consists of $25,000 in cash, which was paid.

2.3 Debtor's Pre-Petition Capital Structure.

2.3.1 **Equity**. As of December 31, 2014, BPZ had approximately 118.7 million shares of common stock outstanding. Additionally, BPZ issued stock options and restricted stock grants to certain senior-level executives and managers. Until March 2015, BPZ was listed on the New York Stock Exchange ("NYSE"). On March 2, 2015, the NYSE notified BPZ that trading in BPZ's common stock would be suspended and that the NYSE would commence proceedings to delist BPZ's common stock.

As BPZ is a publicly traded company, its common equity is widely held. The holders of more than 5% of BPZ's common stock (as of September 30, 2014) are reflected on Exhibit A to the Debtor's bankruptcy petition.

2.3.2 **6.5% Convertible Notes Due 2015**. In February 2010, BPZ issued approximately $161 million in principal amount of 6.5% Convertible Notes due 2015 (the "2015 Notes"), pursuant to that certain Indenture among BPZ, as issuer, and Wells Fargo Bank, National Association ("Wells Fargo"), as indenture trustee. Additional 2015 Notes were issued on March 12, 2010 in an amount of approximately $10 million. The 2015 Notes are unsecured

and are not guaranteed by any of the Debtor's subsidiaries. The scheduled maturity for the 2015 Notes was March 1, 2015, with a 10-day grace period with respect to payments to be made upon maturity.

In September 2013, following the issuance of the 2017 Notes (defined below), BPZ repurchased approximately $85 million in principal amount of the 2015 Notes. In April 2014, BPZ retired approximately $26 million in principal amount of the 2015 Notes. As of the Petition Date, approximately $59.9 million in principal amount was outstanding under the 2015 Notes.

The Debtor failed to make the payment of approximately $60 million in principal amount due on the 2015 Notes on March 1, 2015, or within the applicable grace period, and failed to timely cure that default.

2.3.3 **8.5% Convertible Notes Due 2017**. In September 2013, BPZ issued, at a public offering price of 90%, approximately $143.8 million in principal amount of 8.5% Convertible Notes due 2017 (the "2017 Notes, and together with the 2015 Notes, the "Convertible Notes"), pursuant to that certain Indenture among BPZ, as issuer, and Wells Fargo, as indenture trustee. In April 2014, in connection with the retirement of certain of the 2015 Notes, BPZ issued approximately $25 million in additional 2017 Notes. The 2017 Notes are unsecured and are not guaranteed by any of the Debtor's subsidiaries. The scheduled maturity for the 2017 Notes is October 1, 2017. As of the Petition Date, approximately $168.7 million in principal amount was outstanding under the 2017 Notes.

2.3.4 **Parent Guaranty**. Pursuant to the Block Z-1 License, BPZ provided a parent company guaranty (the "Parent Guaranty") of the exploration obligations of BPZ E&P thereunder. Additionally, it was a requirement under the Block Z-1 License that the Parent Guaranty remain in place. Subject to the terms and conditions of the Purchase and Sale Agreement (as defined below), Zedd Energy Holdco Ltd ("Zedd") (or a solvent parent company or affiliate of Zedd) will replace the Debtor as BPZ E&P's corporate guarantor under the Block Z-1 License.

2.3.5 **Trade Debt**. As a holding company, the Debtor does not have substantial trade creditors. The operations of the Debtor are primarily technical, administrative and compliance in nature. Accordingly, the majority of the Debtor's trade creditors include attorneys, accountants and other professionals, as well as vendors related to the Debtor's status as a public company. As of the Petition Date, the Debtor estimates that only a *de minimis* amount of trade obligations of the Debtor is outstanding.

2.4 Tax Appeal. The Company has an appeal pending with the Appeals Office of the U.S. Internal Revenue Service. The appeal involves a dispute with respect to certain tax deductions made by BPZ International during the tax years ending December 31, 2009 through 2012.

2.5 Events Leading to Chapter 11.

The oil industry generally, and the Company in particular, was hit hard by the swift and drastic drop in crude oil prices. With a March 2015 maturity looming under the 2015 Notes, the

decline in the oil market made traditional capital markets solutions unworkable. In October 2014, BPZ began exploring possible strategic alternatives to address its financial situation and upcoming debt maturity for the 2015 Notes. In connection with these efforts, BPZ retained Houlihan Lokey ("Houlihan") as financial advisor and investment banker and Stroock & Stroock & Lavan LLP ("Stroock"), as legal counsel.

2.5.1 **Third Party Process**. In December 2014, Houlihan began its analysis of the Company's operations, historical financial results, prospective outlook and liquidity. Houlihan, with the assistance of Stroock, the Company's management and the Special Committee of the Board of Directors ("Special Committee"), prepared materials for investors potentially interested in a transaction with the Company (the "Investor Materials"). On January 20, 2015, Houlihan launched its process to obtain capital from financial or strategic investors (the "Third Party Process"). In connection with the Third Party process, Houlihan contacted a targeted list of more than 60 potentially interested investors, including both domestic and international strategic and financial investors. Seven of the parties contacted entered into non-disclosure agreements ("NDAs") with the Company to further explore a potential strategic transaction. A virtual data room was established containing extensive information about the Company, including the Investor Materials and other information describing the Company's business and financial results.

2.5.2 **Noteholder Process.** During the Third Party Process, the Special Committee, in consultation with BPZ's advisors, determined that Houlihan should also solicit proposals from an informal group of holders of the Convertible Notes (the "Ad Hoc Group"). Accordingly, in January 2015, Stroock and Houlihan entered into discussions with counsel and a financial advisor to the Ad Hoc Group (the "AHG Advisors"). Houlihan provided the AHG Advisors with access to a virtual data room and the Investor Materials, and, together with Stroock and the Company's management, met with the AHG Advisors regarding a potential restructuring.

In February 2015, the members of the Ad Hoc Group executed NDAs with the Company and received certain diligence information, including portions of the Investor Materials, in connection with a potential transaction. Following the initial meeting, the Company's advisors worked closely with the AHG Advisors regarding a potential transaction. Throughout February and early March of 2015, the Debtor and the Ad Hoc Group, and their respective advisors participated in several meetings and discussions both in person and telephonically. As of the Petition Date, the Debtor was still in negotiations with the Ad Hoc Group and the AHG Advisors regarding the terms of a potential restructuring. During such time, numerous term sheets were exchanged. However, the parties were unable to reach an agreement.

2.5.3 **DIP Financing.**

During the pre-petition period, the Debtor also engaged in discussions with third parties regarding potential postpetition secured debtor-in-possession financing ("DIP Financing"). The Debtor was not able to agree on the terms of any DIP Financing or restructuring proposal prior to the Petition Date. As a result of the approaching expiration on the grace period for the maturity

of the 2015 Notes, the Debtor's board determined that filing the Bankruptcy Case was the best way to preserve the value of the Debtor's estate and was in the best interest of all stakeholders.

3. ACTIVITIES DURING THE CASE.

3.1 Continuation of Business; Stay of Litigation and Enforcement of Creditors' Rights.

3.1.1 **Continuation of Business and Remaining Subsidiaries**. Since the Petition Date, the Debtor has continued to operate as debtor-in-possession subject to the supervision of the Bankruptcy Court. Although the Debtor is authorized to operate in the ordinary course of business, transactions out of the ordinary course of business have required Bankruptcy Court approval.

As of September 8, 2015, the Debtor retains the following subsidiaries: (i) BPZ Holdings; (ii) BPZ Marine; (iii) SMC Ecuador, Inc., (including its Ecuador branch, Sucursal Ecuador); (iv) BPZ International; (v) International Support LP; and (vi) Soluciones Energeticas.

3.1.2 **Stay of Litigation and Enforcement of Creditors' Rights**. An immediate effect of the Debtor's filing its voluntary chapter 11 petitions was the imposition of the automatic stay under the Bankruptcy Code, which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by Creditors, the enforcement of liens against property of the Debtor and the continuation of litigation against the Debtor. The automatic stay of an act against property of the Debtor's estate remains in effect, unless modified by the Bankruptcy Court, until such property is no longer property of the Debtor's Estate; the stay of all other acts encompassed by the automatic stay continues until the earlier of the time the Debtor's case is closed or dismissed.

3.2 Parties In Interest and Advisors.

3.2.1 **The Bankruptcy Court**. The Debtor's case was filed in the United States Bankruptcy Court for the Southern District of Texas, located in Victoria, Texas. The Honorable David R. Jones, United States Bankruptcy Judge, is presiding over the Debtor's case.

3.2.2 **Advisors to the Debtor**. Pursuant to Court approval, the Debtor has retained (i) Stroock as bankruptcy counsel [Dkt. No. 82], (ii) Hawash Meade Gaston Neese & Cicack LLP, as local bankruptcy counsel [Dkt. Nos. 37, 115], (iii) Opportune LLP ("Opportune") as restructuring advisor [Dkt. No. 103], and (iv) Houlihan as financial advisor and investment banker [Dkt. No. 83].

Opportune's retention was terminated by the Debtor, effective as of July 31, 2015. Houlihan's retention was terminated by the Debtor, effective as of August 6, 2015.

3.2.3 **The Committee and Its Advisors**. On April 14, 2015, the United States Trustee, pursuant to its authority under section 1102 of the Bankruptcy Code, appointed the official committee of unsecured creditors (the "Committee") to serve in the Debtor's case. The

Committee was appointed to represent the interests of, and to serve as a fiduciary for, the Debtor's unsecured creditors.

The members of the Committee are: Wells Fargo Bank, N.A., Indaba Capital Fund, L.P., Silverback Asset Management, L.L.C., Frederick T. Greene, and Robert C. Kinnear Jr. The Committee has employed Akin Gump Strauss Hauer & Feld LLP as legal counsel, which employment was approved by the Court on June 9, 2015 [Dkt. No. 188]. On June 29, 2015, the Committee filed an application to retain Blackstone Advisory Partners L.P. as its financial advisor, which initial application was denied by the Court without prejudice [Dkt. No. 234]. On August 18, 2015, the Committee filed an amended application to retain Blackstone Advisory Partners L.P. [Dkt. No. 292].

3.2.4 **Wells Fargo Bank, N.A.** Wells Fargo is the indenture trustee under the 2015 Notes and the 2017 Notes. Wells Fargo is also a member of the Committee.

3.3 First Day Orders. On March 10, 2015, the Bankruptcy Court entered a number of orders granting the Debtor various forms of interim and permanent relief, including, but not limited to, the following:

3.3.1 **Order Granting Complex Chapter 11 Bankruptcy Case Treatment**. The Bankruptcy Court entered an order qualifying the Debtor's case as a complex chapter 11 case.

3.3.2 **Order Authorizing Payment of Prepetition Employee Wages, Reimbursable Expenses, Employee Benefits and Other Compensation**. The Bankruptcy Court approved an order (i) authorizing the Debtor to pay prepetition employee wages, salaries, reimbursable employee expenses, employee benefits and other obligations; (ii) directing all banks to honor certain related prepetition transfers; and (iii) granting related relief [Dkt. No. 30].

3.3.3 **Order Prohibiting Utility Companies from Discontinuing, Altering, or Refusing Service**. The Bankruptcy Court approved an interim order, and subsequently a final order, (i) prohibiting utility companies from altering, refusing or discontinuing service to the Debtor; (ii) deeming utility companies adequately assured of future payment; and (iii) establishing procedures for determining requests for additional adequate assurance [Dkt. Nos. 31, 86].

3.4 Orders Authorizing Continued Use of Existing Cash Management System. On March 11, 2015, the Bankruptcy Court approved an interim order authorizing, among other things, the Debtor's (i) maintenance of prepetition bank accounts and cash management system; (ii) continued use of business forms; (iii) continuation of current investment practices; and (iv) transfer to the accounts of non-debtor affiliates (each, an "Intercompany Transfer"), of funds limited to capital expenditures or operating expenditures necessary to satisfy a "cash call" pursuant to the JOA, in the aggregate amount of $11,000,000 [Dkt. No. 36]. On March 26, 2015, the Bankruptcy Court approved a second interim order, which authorized an additional Intercompany Transfer, limited to capital expenditures or operating expenditures necessary to satisfy a "cash call" pursuant to the JOA, in the aggregate amount of $6,000,000 [Dkt. No. 90]. On April 28, 2015, the Bankruptcy Court entered a final order authorizing the Debtor's (i)

maintenance of prepetition bank accounts and cash management system; (ii) continued use of business forms; (iii) continuation of current investment practices; and (iv) continuation of Intercompany Transfers subject to notice and objections by certain parties in interest [Dkt. No. 145].

3.5 <u>Record Date Order Establishing Procedures for Equity Security Transfers and Claiming Worthless Stock Deductions</u>. On March 26, 2015, the Bankruptcy Court approved a record date order establishing, among other things: (i) the procedures for transfers of equity securities; and (ii) the procedures for claiming worthless stock deductions [Dkt. No. 89].

3.6 <u>The DIP Financing Process</u>. Prior to the Petition Date, the Debtor explored strategic alternatives and financing options. The Debtor and Houlihan launched a process to obtain capital from financial or strategic investors, and targeted more than 60 potentially interested investors, including both domestic and international strategic and financial investors. Simultaneously therewith, the Debtor began discussions with counsel and financial advisor the Ad Hoc Group. The Debtor was unable to reach agreement with potential investors regarding a financing prior to the Petition Date.

Following the filing of the Bankruptcy Case, the Debtor and its advisors continued discussions and negotiations with both the Ad Hoc Group and third parties with the intent of finding the best available value-maximizing transaction or DIP Financing for the Debtor. Faced with continuing cash calls under the JOA and depleting cash on hand, the Debtor, with the assistance of its advisors, furthered its efforts to solicit offers for postpetition financing. In seeking such financing, through its advisors, the Debtor contacted approximately thirty-five (35) parties, including alternative funding sources in addition to the Ad Hoc Group. As a result of this process, the Debtor received non-binding proposals for DIP Financing from various parties, some of which contemplated that the proposed lender(s) would become a stalking horse bidder in the event of a sale of the Debtor's assets. The Debtor engaged in substantial negotiations with the various parties regarding the terms of potential financing. These efforts resulted in the preparation and negotiation of numerous credit agreements and related documentation. However, after weeks of negotiations, the Debtor was ultimately unable to reach an agreement with any of the parties and determined, in its business judgment and in consultation with the Committee, to proceed with a sale process instead.

3.7 <u>The Sale Motion and Turbine Assets</u>.

3.7.1 **<u>Sale Motion</u>**. On June 8, 2015, the Debtor filed the *Debtor's Emergency Motion Pursuant to 11 U.S.C. §§ 105(a) and 363 and Bankruptcy Rules 2002 and 6004 for Orders (I) (A) Approving Bidding Procedures and Notice Procedures Related to the Proposed Sale of Assets and (B) Scheduling a Hearing on Approval of the Proposed Sale of Assets; (II) Approving the Sale of Assets Free and Clear of Claims and Liens; (III) Authorizing the Debtor to Take Certain Corporate Actions to Purchase the Turbine Assets and (IV) Granting Related Relief* (the "<u>Sale Motion</u>"), seeking approval of, among other things, the bidding procedures that would govern an expedited sale of the Debtor's assets (the "<u>Bidding Procedures</u>") and the process by which such a sale would be conducted [Dkt. No. 187]. The Sale Motion also sought

authorization for the Debtor to take actions to purchase three GE LM 6000 PD Sprint turbines owned by a non-debtor subsidiary (the "Turbine Assets").

The Bankruptcy Court entered an order, dated June 12, 2015, approving the Bidding Procedures as set forth in the Sale Motion, scheduling an auction (the "Auction"), and authorizing the Debtor to take any corporate action required to purchase the Turbine Assets [Dkt. No. 194] (the "Bidding Procedures Order"). Among other things, the Bidding Procedures included minimum bid increments to promote ease of bidding and to maximize the total potential value of the Debtor's assets. The Bidding Procedures also provided for a backup bid to allow the Debtor to consummate a transaction with the backup bidder in the event that the successful bidder failed to consummate the transaction.

3.7.2 **Auction**. The Debtor held the Auction on June 30-July 1, 2015, during which time the Debtor, the Committee, the Debtor's and the Committee's professionals continued to negotiate and engage qualified bidders in an effort to increase the offers. As a result of these negotiations and the spirited bidding at the Auction, the Debtor received two separate proposals, which collectively amounted to a sale of substantially all of the equity interests the Debtor owned in its non-debtor subsidiaries. Accordingly, at the conclusion of the Auction, the Debtor selected, in consultation with the Committee: (i) a purchase and sale agreement by and between the Debtor, as seller, and Zedd Energy Holdco Ltd., as purchaser (the "Purchase and Sale Agreement"), as the successful bid; and (ii) the purchase and sale agreement by and between the Debtor and Zorritos Peru Holdings Inc. ("Zorritos") (the "Spin-Off Contract"). The Purchase and Sale Agreement provided for a purchase price of $8,500,000 for the equity interests of the Debtor in its non-debtor subsidiaries. The Spin-Off Contract provided for a purchase price of up to $1,000,000 for the purchase of, among other things, certain assets of the Debtor relating to the Onshore Blocks, all equity interests in the Company's power generation subsidiary EENE and, subject to Ecuadorian government approval and applicable rights of first refusal, all equity interests in SMC Ecuador, Inc. (the "Spin-Off Assets"). The purchase price in the Spin-Off Contract was subject to certain adjustments if the SMC Ecuador, Inc. equity interests were not acquired.

In accordance with the Bidding Procedures Order, the Debtor also selected, in consultation with the Committee, a bid from Zorritos, as the backup bid.

3.7.3 **Sale Order**. On July 8, 2015, the Bankruptcy Court entered an order (the "Sale Order"), approving the sale of substantially all of the Debtor's assets pursuant to a series of transactions contemplated by the Purchase and Sale Agreement and the Spin-Off Contract (the "Sale Transactions") [Dkt. No. 239].

3.7.4 **Sale Transactions**. On July 31, 2015, the Debtor completed the transactions contemplated by the Purchase and Sale Agreement, dated July 24, 2015, by and between the Company and Zedd, as amended by Amendment No. 1 to the Purchase Agreement, dated July 24, 2015 [Dkt. No. 262], pursuant to which the Debtor agreed to sell all of its equity interests in a new subsidiary holding company structure for its subsidiaries BPZ Texas, BPZ E&P and BPZ Marine. The assets that remained with these entities after the sale included BPZ E&P's 51% working interest in the License Contract for offshore Block Z-1 in northwest Peru,

all of the Debtor's marine assets and any related assets. The aggregate consideration for the sale consisted of $8,500,000 in cash paid at closing.

In connection with the Sale Transaction contemplated by the Purchase and Sale Agreement, the Debtor and Zedd entered into the Escrow Agreement, dated July 24, 2015, by and among the Debtor, as seller, Zedd, as buyer, and Wells Fargo Bank, National Association, as escrow agent (the "Escrow Agreement"). Pursuant to the terms of the Escrow Agreement, the purchase price of $8,500,000 was placed into an escrow account to secure, among other things, certain indemnification obligations to Zedd and purchase price adjustments. The amounts held in such escrow account (the "Zedd Escrow Amount") are to be released to the Debtor in accordance with the terms of the Escrow Agreement.

On July 30, 2015, the Debtor completed the transactions contemplated by the Spin-Off Contract, pursuant to which the Debtor agreed to sell: (i) all of the rights and obligations of BPZ E&P, under the license contracts of the Onshore Blocks in northwestern Peru to Upland Oil & Gas, S.R.L., a qualified operator as defined under Peruvian law as designated by Zorritos; (ii) all cash and other collateral supporting any corporate or financial guarantees granted or issued by BPZ E&P with respect to the Onshore Block licenses; (iii) certain material and supplies of BPZ E&P related to the Onshore Block licenses; (iv) the intellectual property related to the Onshore Block Licenses; (v) all equity interests in the Debtor's power generation subsidiary EENE; and (vi) any other contracts, licenses, permits, orders and related rights relating solely to the ownership, operation or use of the assets. The aggregate consideration under the Spin-Off Contract received by the Debtor from Zorritos consisted of $750,000 in cash, paid at closing (adjusted from the original purchase price due to the exercise of the right of first refusal by the operator of the Santa Elena property in Ecuador to purchase all of SMC Ecuador's interest in the Santa Elena property).

In connection with the Spin-Off Contract, Zorritos placed the purchase price of $750,000 (the "Zorritos Escrow Amount") into an escrow account held by Seyfarth Shaw LLP, as escrow agent. The Zorritos Escrow Amount is to be released upon joint written instruction to the Seyfarth Shaw LLP from the Debtor and Zorritos to be provided upon receipt of final tax certification from the Peruvian tax authority, Superintendencia Nacional de Aduanas y de Administración Tributaria, which is expected in mid-September.

3.7.5 **Turbine Sale Transaction**. The Debtor currently owns the Turbine Assets and intends to sell the Turbine Assets in the near term (a "Turbine Sale Transaction"). To that end, on August 21, 2015, the Debtor filed a motion to seeking approval of the retention of Thomassen Amcot International LLC and Axford Consulting LP, as a non-exclusive broker in connection with a sale of the Turbine Assets [Dkt. No. 197] and the related motion to seal certain exhibits thereto [Dkt. No. 298], and on August 28, 2015, the Court approved the retention. Through the marketing of the Turbine Assets, the Debtor hopes to consummate a Turbine Sale Transaction that will increase Creditor recoveries.

3.8 Motion Related to the Assumption and Rejection of Leases. On June 12, 2015, the Debtor filed a motion seeking a 90-day extension of the deadline under section 365(d)(4) of the Bankruptcy Code by which to assume or reject that certain lease relating to the

Debtor's office space located in Victoria, Texas (the "Victoria Lease") [Dkt. No. 195]. On July 7, 2015, the Bankruptcy Court entered an order extending the time to assume or reject the Victoria Lease [Dkt. No. 232]. The deadline for the Debtor to assume or reject the Victoria Lease is October 5, 2015.

3.9 Motion to Extend the Exclusive Periods to File and Solicit Acceptances of a Chapter 11 Plan. On June 17, 2015, the Debtor filed a motion to extend the exclusive periods to file and solicit acceptances of a chapter 11 plan [Dkt. No. 198]. On June 24, 2015, the Bankruptcy Court entered an agreed order, by the Debtor and the Committee, extending the Exclusive Periods [Dkt. No. 211]. The Debtor's exclusive period to file a chapter 11 plan was extended through and including August 6, 2015. On August 5, 2015, the Debtor and the Committee filed a stipulated order extending the exclusive period to file a chapter 11 plan through September 8, 2015. On August 6, 2015, the Bankruptcy Court entered the stipulated order. On August 20, 2015, the Debtor filed the *Debtor's Expedited Third Motion for Entry of an Order Pursuant to Section 1121(d) of the Bankruptcy Code Extending the Exclusive Periods to File and Solicit Acceptances of a Chapter 11 Plan* [Dkt. No. 296], pursuant to which the Debtor sought approval to extend the Debtor's exclusive period to file a chapter 11 plan and the Debtor's exclusive period to solicit acceptances of a chapter 11 plan through and including October 23, 2015. On September 7, 2015, the Debtor and the Committee filed an agreed order extending the exclusive period to solicit acceptances of a chapter 11 plan through October 23, 2015. On September 8, 2015, the Bankruptcy Court entered the agreed order.

3.10 Committee's Motion for an Order Directing the Examination of, and Production of Documents from, the Debtor. On June 18, 2015, the Committee filed a motion seeking an order authorizing and directing the Committee to conduct an examination of the Debtor pursuant to Bankruptcy Rule 2004 [Dkt. No. 204]. On June 23, 2015, the Bankruptcy Court entered an order directing the examination and production of documents from the Debtor (the "2004 Order") [Dkt. No. 209]. Pursuant to the 2004 Order, the Debtor produced the requested documents to the Committee.

3.11 Committee's Motion for an Order Directing the Examination of, and Production of Documents from, PRE. On June 18, 2015, the Committee filed a motion seeking an order authorizing and directing the Committee to conduct an examination of PRE pursuant to Bankruptcy Rule 2004 [Dkt. No. 203]. On June 23, 2015, the Bankruptcy Court entered an order directing the examination and production of documents from the Debtor (the "PRE 2004 Order") [Dkt. No. 208]. Pursuant to the PRE 2004 Order, PRE produced certain of the requested documents to the Committee.

3.12 The Key Employee Plans Motion. On July 21, 2015, the Debtor filed a motion seeking authorization to implement a key employee incentive plan (the "KEIP"), a key employee retention plan (the "KERP", and together with the KEIP, the "Key Employee Plans"), and to pay severance claims to certain critical employees of the Debtor [Dkt. No. 257]. On July 30, 2015, the Bankruptcy Court entered an order authorizing the Key Employee Plans and the severance payments [Dkt. No. 268].

3.13 Claims Process and Bar Date.

3.13.1 **Schedules and Statements**. On April 22, 2015, the Debtor filed with the Bankruptcy Court a statement of financial affairs, and schedules of assets, liabilities and executory contracts and unexpired leases (collectively, the "Schedules") [Dkt. Nos. 138, 139].

3.13.2 **Bar Dates**. August 10, 2015 was the last date by which holders of certain prepetition claims against the Debtor were required to file proofs of claim and September 8, 2015 is the last date by which governmental units (as such term is defined in section 101(27) of the Bankruptcy Code) are required to file proofs of claim.

3.13.3 **Claims Reconciliation**. Approximately 176 proofs of claims have been filed against the Debtor, 159 of which are claims relating to the 2015 Notes and 2017 Notes.

4. SUMMARY OF THE PLAN.

4.1 Purpose of the Plan.

The Debtor is proposing the Plan over the alternative of converting the Debtor's bankruptcy case to chapter 7 of the Bankruptcy Code because the Debtor believes that (i) the Plan provides a more orderly liquidation and a greater recovery to Creditors than a chapter 7 liquidation, and (ii) the Plan avoids unnecessary costs to the Debtor's estate which would accrue should the Debtor's bankruptcy case be converted to chapter 7 of the Bankruptcy Code.

4.2 Classification of Classified Claims and Equity Interests under the Plan.

The categories of Claims and Equity Interests listed in Article III of the Plan classify Claims and Equity Interests that are required to be designated in classes pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and their treatment is set forth in Article II of the Plan. Classification of Claims and Equity Interests in the Plan is for all purposes, including voting, confirmation and distribution pursuant to the Plan.

A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class only to the extent that any portion of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is placed in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date. Notwithstanding any Distribution provided for in the Plan, no Distribution on account of any Claim or Equity Interest is required or permitted unless and until such Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, as the case may be, which might not occur, if at all, until after the Effective Date.

4.2.1 **Administrative Claims**. On, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Administrative Claim is an Allowed Administrative Claim

as of the Effective Date or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim or as otherwise determined by the Debtor, with the consent of the Committee, or Liquidating Trustee, as applicable, each Holder of an Allowed Administrative Claim (other than a Claim for Professional Fees or U.S. Trustee Fees) shall receive, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, (a) Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim or (b) such other treatment as may be agreed upon by such Holder and the Debtor, with the consent of the Committee, or the Liquidating Trustee, as applicable; provided, however, that the Liquidating Trustee shall be authorized to pay Allowed Administrative Claims that arise in the ordinary course of the Debtor's business, in full, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

The Administrative Claims Bar Date, which is the last date for asserting an Administrative Claim (other than Claims for Professional Fees or U.S. Trustee Fees), shall be thirty (30) days after the Effective Date. Any Holder of an Administrative Claim that does not File a Proof of Claim for such Administrative Claim and serve the Proof of Claim on counsel to the Debtor or the Liquidating Trustee, as applicable, by the Administrative Claims Bar Date, shall be forever barred from asserting such Administrative Claim against the Debtor, the Estate, its successors or property, and such Administrative Claim shall be deemed discharged and released as of the Effective Date. Objections to such Administrative Claims must be Filed and served on the requesting party by no later than sixty (60) days after the Effective Date. Unless the Debtor, the Committee, or the Liquidating Trustee, as applicable, or another party in interest objects to a Proof of Claim for such Administrative Claim within such time period, such Administrative Claim shall be deemed Allowed in the amount asserted. In the event that the Debtor, the Committee, the Liquidating Trustee or another party in interest objects to a Proof of Claim for such Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

4.2.2 **Priority Tax Claims**. On, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim against the Debtor shall receive, (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (b) Cash in an amount agreed to by such Holder and agreed to and paid by the Debtor, with the consent of the Committee, or the Liquidating Trust, as applicable, provided that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date without any further notice to or action, order, or approval of the Bankruptcy Court or (c) as determined by the Debtor, with the consent of the Committee, or Liquidating Trustee, as applicable, Cash paid by the Liquidating Trust in the aggregate amount of such Allowed Priority Tax Claim, payable in installment payments over a period not more than five years from the Petition Date with payment of interest at a fixed annual rate to be determined by the Bankruptcy Court, all in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.

4.2.3 **Professional Fees**. Notwithstanding any other provision of the Plan concerning Administrative Claims, any Professional seeking an award by the Bankruptcy Court

of an Allowed Administrative Claim on account of Professional Fees incurred from the Petition Date through and including the Effective Date (i) shall, no later than forty-five (45) days after the Effective Date, File a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through and including the Effective Date and (ii) shall receive, as soon as reasonably practicable after such claim is Allowed, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim in accordance with the order relating to or allowing any such Administrative Claim. Objections, if any, to such final fee applications must be Filed and served on the requesting party and the Liquidating Trustee no later than twenty (20) days from the date on which each such final fee application is served and Filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Fees shall be determined by the Bankruptcy Court.

4.2.4 **Payment of Statutory Fees**. All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. After the Effective Date, the Liquidating Trustee shall pay, in accordance with the Bankruptcy Code and the Bankruptcy Rules, all fees payable pursuant to 28 U.S.C. § 1930 that accrue before or after the Effective Date.

4.2.5 **Class 1 (Priority Non-Tax Claims)**. Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to different treatment, on or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Priority Non-Tax Claim is an Allowed Priority Non-Tax Claim as of the Effective Date or (ii) the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive, in full and final satisfaction of such Claim, one of the following treatments, as determined by the Debtor, with the consent of the Committee, or the Liquidating Trustee, as the case may be: (a) full payment in Cash of its Allowed Priority Non-Tax Claim or (b) treatment of its Allowed Priority Non-Tax Claim in a manner that leaves such Claim Unimpaired.

Class 1 is Unimpaired by the Plan. Holders of Priority Non-Tax Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

4.2.6 **Class 2 (Secured Claims)**. Except to the extent that a Holder of an Allowed Secured Claim agrees to different treatment, on or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Secured Claim is an Allowed Secured Claim as of the Effective Date or (ii) the date on which such Secured Claim becomes an Allowed Secured Claim, each Holder of an Allowed Secured Claim shall receive, in full and final satisfaction of such Claim, as determined by the Debtor, with the consent of the Committee, or the Liquidating Trustee, as the case may be: (i) the collateral securing such Allowed Secured Claim; (ii) Cash in an amount equal to the value of the collateral securing such Allowed Secured Claim; or (iii) such other treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired.

Class 2 is Unimpaired by the Plan. Holders of Secured Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

4.2.7 **Class 3 (General Unsecured Claims)**. On or as soon as reasonably practicable after (i) the Initial Distribution Date, if such General Unsecured Claim is an Allowed General Unsecured Claim as of the Effective Date or (ii) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Claim, its Pro Rata Share of the Liquidating Trust Interests. The 2015 Noteholder Claims shall be Allowed in the aggregate amount of $61,922,933 including accrued and unpaid prepetition interest. The 2017 Noteholder Claims shall be Allowed in the aggregate amount of $165,108,105 including accrued and unpaid prepetition interest. Each holder of a Class 3 Claim (other than a Noteholder Claim) shall be permitted make a Convenience Election to reduce its Claim to $3,000 and receive, in lieu of its Pro Rata Share of the Liquidating Trust Interests, in full and final satisfaction of such Claim, a one-time payment in Cash of twenty percent (20%) of the Allowed amount of such Claim. For the avoidance of doubt, any such holder who makes the aforementioned Convenience Election shall not be entitled to receive any other recovery or distribution on account of such Claim.

Class 3 is Impaired by the Plan. Holders of General Unsecured Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.2.8 **Class 4 (Subordinated Claims)**. Holders of Subordinated Claims shall neither receive nor retain any property under the Plan. On the Effective Date, all Subordinated Claims shall be discharged.

Class 4 is Impaired by the Plan. Holders of Subordinated Claims in Class 4 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

4.2.9 **Class 5 (Equity Interests)**. Holders of Equity Interests shall neither receive nor retain any property under the Plan. All Equity Interests shall be cancelled and of no further force or effect and all Claims Filed on account of Equity Interests shall be deemed disallowed by operation of the Plan.

Class 5 is Impaired by the Plan. Holders of Equity Interests in Class 5 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

4.2.10 **Class 6 (Intercompany Claims)**. Holders of Intercompany Claims shall neither receive nor retain any property under the Plan. All Intercompany Claims shall be released and of no further force or effect.

Class 6 is Impaired by the Plan. Holders of Intercompany Claims in Class 6 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

4.2.11 **Non-Consensual Confirmation**. In the event that any Impaired Class of Claims entitled to vote does not accept the Plan by the requisite majorities required by section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to (i) modify the Plan in accordance with Section XI.B. of the Plan and/or (ii) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code notwithstanding such lack of acceptance.

4.2.12 **Elimination of Vacant Classes**. Any Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one Allowed Claim or Allowed Equity Interest, as applicable, or at least one Claim or Equity Interest, as applicable, temporarily Allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

4.3 The Liquidating Trust.

4.3.1 **Establishment of the Liquidating Trust**. On the Effective Date, the Debtor, on its own behalf and on behalf of the Holders of Allowed General Unsecured Claims, shall execute the Liquidating Trust Agreement and shall take all other steps necessary to establish the Liquidating Trust in accordance with and pursuant to the terms of the Liquidating Trust Agreement. The Liquidating Trustee and the Liquidating Trust shall be subject to oversight by the Liquidating Trust Committee as provided in the Liquidating Trust Agreement. The Liquidating Trust Agreement shall be in form and substance acceptable to the Committee.

4.3.2 **Purpose of Liquidating Trust**. The Liquidating Trust is intended to be classified for U.S. federal income tax purposes as a "liquidating trust" and shall be established for the sole purpose of liquidating the Liquidating Trust Assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

4.3.3 **Assets of the Liquidating Trust**. The Debtor shall transfer all of the Liquidating Trust Assets to the Liquidating Trust in accordance with sections 1123 and 1141 of the Bankruptcy Code and pursuant to the terms of the Plan. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, pursuant to section 1146(a) of the Bankruptcy Code. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtor shall be released from all liability with respect to the delivery of such distributions and the Debtor shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Any recoveries on account of the Liquidating Trust Assets shall be distributed to Beneficiaries in accordance with the Plan and Liquidating Trust Agreement. To the extent that any Liquidating Trust Assets cannot be transferred to the Liquidating Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Liquidating Trust Assets shall be deemed to have been retained by the Liquidating Debtor and the Liquidating Trustee shall be deemed to have been designated as a representative of the Liquidating Debtor pursuant to section 1123(b)(3)(B) of the Bankruptcy

Code to enforce and pursue such Liquidating Trust Assets on behalf of the Liquidating Debtor. Notwithstanding the foregoing, all proceeds of such Liquidating Trust Assets shall be transferred to the Liquidating Trust to be distributed to Beneficiaries consistent with the terms of the Plan and the Liquidating Trust Agreement.

4.3.4 **Certain Federal Income Tax Matters**. For U.S. federal income tax purposes, the Debtor, the Liquidating Trustee and the Beneficiaries will treat the transfer of assets to the Liquidating Trust as a transfer by the Debtor of the Liquidating Trust Assets (other than the Liquidating Trust Assets allocable to the Disputed Claims Reserve) to the Beneficiaries, followed by a transfer of such Liquidating Trust Assets by the Beneficiaries to the Liquidating Trust. Accordingly, for U.S. federal income tax purposes, the Liquidating Trust should be treated as one or more grantor trusts, and the Beneficiaries receiving Liquidating Trust Interests should be treated as the grantors and deemed owners of their representative share of the Liquidating Trust Assets. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

The Liquidating Trustee shall file Tax returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section IV.C.4. of the Plan. The Liquidating Trustee shall also annually send to each Beneficiary a separate statement setting forth the Beneficiary's share of items of income, gain, loss, deduction, or credit and shall instruct all such Beneficiaries to report such items on their federal income Tax returns or to forward the appropriate information to the Beneficiary with instructions to report such items on their federal income tax returns. The Liquidating Trustee shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any taxing authority.

As soon as possible after the Effective Date, the Liquidating Trustee shall make or cause to be made a good faith valuation of the Liquidating Trust Assets. Such valuation shall be made available from time to time, to the extent relevant, and used consistently by all parties including the Debtor, the Liquidating Trustee, and Beneficiaries) for all federal income tax purposes.

Subject to definitive guidance from the U.S. Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee shall (i) timely elect to treat any Disputed Claims Reserve as a "disputed ownership fund" governed by Treasury Regulation section 1.468B-9, and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Debtor, the Liquidating Trustee, and Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

The Liquidating Trustee shall be responsible for payment, out of the Liquidating Trust Assets, of any U.S. federal, state, local, or non-U.S. taxes imposed on the Liquidating Trust or the Liquidating Trust Assets, including the Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any such U.S. federal, state, local, or non-U.S. Taxes

attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidating Trustee as a result of the resolution of such Disputed Claims.

The Liquidating Trustee may request an expedited determination of taxes of the Liquidating Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

See paragraph 8.3 below for a discussion of the U.S. federal tax treatment of the Liquidating Trust.

4.3.5 **Rights and Powers of the Liquidating Trust and the Liquidating Trustee**.

(a) The Liquidating Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules (including without limitation, the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (ii) prosecute, settle, abandon or compromise any Causes of Action; (iii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement, (iv) establish and administer any necessary reserves for Disputed Claims that may be required; (v) object to Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (vi) employ and compensate professionals (including professionals previously retained by the Debtor and/or the Committee), provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets; and (vii) file all federal, state and local Tax returns if necessary.

(b) The Liquidating Trust shall assume any outstanding responsibility of the Debtor under the Plan and the Debtor shall provide the Liquidating Trustee with such information as may be reasonably requested by the Liquidating Trustee regarding the claims register for purposes of making the Distributions contemplated by the Plan and the Liquidating Trust Agreement.

(c) In connection with the transfer of the Liquidating Trust Assets, any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) shall be transferred to the Liquidating Trust and shall vest in the Liquidating Trust. The Confirmation Order shall provide that the Liquidating Trust's receipt of transferred privileges shall be without waiver in recognition of the joint and/or successorship interest in prosecuting claims on behalf of Debtor's Estate.

4.3.6 **Substitution of the Liquidating Trust for the Debtor**.

On the Effective Date, the Liquidating Trust shall be deemed to be substituted as the party in lieu of the Debtor in all pending matters including but not limited to (i) motions, contested matters and adversary proceeding pending in the Bankruptcy Court, and (ii) all matters pending in any courts, tribunals, forums or administrative proceedings outside of the Bankruptcy Court without the need or requirement for the Liquidating Trustee to File motions or substitutions of parties and counsel.

4.3.7 **Appointment of the Liquidating Trust Committee**. On or prior to the Confirmation Date, the Committee shall appoint the members of the Liquidating Trust Committee. Each member of the Liquidating Trust Committee will be entitled to vote on all matters in accordance with the Liquidating Trust Agreement.

4.3.8 **Liquidating Trust Interests**. On the Effective Date, each Holder of an Allowed General Unsecured Claim shall, by operation of the Plan, receive its Pro Rata Share of the Liquidating Trust Interests. Liquidating Trust Interests shall be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other entity shall have any interest, legal, beneficial, or otherwise, in the Liquidating Trust, its assets or Causes of Action upon the assignment and transfer of such assets to the Liquidating Trust.

4.3.9 **Liquidating Trust Distributions**.

(a) Initial Distributions. On the Initial Distribution Date, the Liquidating Trustee shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims and Allowed General Unsecured Claims. The Liquidating Trustee shall not make any Distributions of Liquidating Trust Assets to the Beneficiaries unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are reasonably necessary to satisfy amounts that would have been distributed in accordance with the Liquidating Trust Agreement in respect of Disputed Claims if the Disputed Claims were determined to be Allowed Claims immediately prior to such proposed distribution to Beneficiaries.

(b) Subsequent Distributions. The Liquidating Trustee shall make the interim and final Distributions of Cash in accordance with the Plan and the Liquidating Trust Agreement.

4.4 Distributions.

4.4.1 **Manner of Payment under the Plan**. At the option of the Debtor, with the consent of the Committee, or the Liquidating Trustee, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements. Cash payments made pursuant to the Plan in the form of

checks issued by the Debtor or Liquidating Trustee shall be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Liquidating Trustee.

4.4.2 **Timing of Distributions**. Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date and that are entitled to receive Distributions under the Plan shall be made on the Initial Distribution Date. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to Section VII.D. of the Plan.

4.4.3 **Distributions by Disbursing Agent**. The Liquidating Trustee, or its agent, shall serve as Disbursing Agent on behalf of the Estate (on and after the Effective Date) under the Plan and shall make all Distributions required under the Plan.

The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including taxes and reasonable attorneys' fees and expenses) on or after the Effective Date shall be paid in Cash by the Liquidating Trust without further order of the Bankruptcy Court.

4.4.4 **Delivery of Distributions and Undeliverable or Unclaimed Distributions**.

Except as otherwise provided in the Plan, subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim shall be made at the address of such Holder as set forth on the Schedules Filed or on the books and records of the Debtor or its agents, as applicable, unless the Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a Proof of Claim by such Holder that contains an address for such Holder different from the address reflected on the Schedules.

In the event that any Distribution to any Holder is returned as undeliverable, the Liquidating Trustee shall use commercially reasonable efforts to determine the current address of such Holder, but no Distribution to such Holder shall be made unless and until the Liquidating Trustee has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code upon the expiration of the later of three (3) months from the Effective Date and the date such Distribution was returned

undeliverable. After such date, all unclaimed property or interest in property shall revert to the Liquidating Trust for distribution on account of other Allowed Claims, and the Claim of the Holder originally entitled such unclaimed property or interest in property shall be discharged and forever barred.

4.4.5 **Record Date for Distributions**. As of the close of business on the Distribution Record Date, the transfer register for any Claims, for the purposes of Distributions shall be closed, and there shall be no further changes in the record Holders of any Claims. The Debtor shall have no duty to recognize the transfer of, or the sale of any interest in, any Claims occurring after the close of business on the Distribution Record Date and shall be entitled for all purposes relating to the Plan to recognize, distribute to and deal with only those record Holders of Claims stated on the transfer books and records as maintained by the Debtor or its agents, as the case may be, as of the close of business on the Distribution Record Date.

4.4.6 **Allocation of Plan Distributions between Principal and Interest**. To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

4.4.7 **Fractional Dollars; De Minimis Distributions**. Notwithstanding any other provision of the Plan to the contrary, (a) the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars, and whenever any Distribution of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down and (b) the Disbursing Agent shall have no duty to make a Distribution on account of any Allowed Claim (i) if the aggregate amount of all Distributions authorized to be made on such date is less than $20,000, in which case such Distributions shall be deferred to the next Distribution date, (ii) if the amount to be distributed to a Holder on the particular Distribution date is less than $100.00, unless such Distribution constitutes the final Distribution to such Holder, or (iii) the amount of the Final Distribution to such Holder is less than $25.00, in which case such Distribution shall revert to the Liquidating Trust for Distribution on account of other Allowed Claims.

4.4.8 **No Distribution in Excess of Allowed Amount of Claim**. Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distributions, which individually or in the aggregate, exceed of the Allowed amount of such Claim.

4.4.9 **Setoffs**. The Debtor or the Liquidating Trust may, but shall not be required to, set-off against, or recoup from, any Claim (for purposes of determining the Allowed amount of such Claim on which a distribution shall be made) other than Noteholder Claims, any claims of any nature whatsoever that the Debtor or the Liquidating Trust may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall

constitute a waiver or release by the Debtor or the Liquidating Trust of any such claim the Debtor or the Liquidating Trust may have against the Holder of such Claim.

4.4.10 **Compliance with Tax Requirements**. In connection with the Plan and all Distributions thereunder, to the extent applicable, the Debtor and the Liquidating Trustee are authorized to take any and all actions that may be necessary or appropriate to comply with all Tax withholding and reporting requirements imposed by any federal, state, local or foreign Taxing authority, and all Distributions pursuant to the Plan shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to require each Creditor to provide it with an executed Form W-9 or similar Tax form as a condition precedent to being sent a Distribution. If a Holder of an Allowed General Unsecured Claim does not provide the Liquidating Trustee with an executed Form W-9 or similar form within ninety (90) days of written request, said Holder shall be deemed to have forfeited its Distribution.

4.4.11 **Release of Liens**. Except as otherwise provided by Article III of the Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article VI of the Plan, all mortgages, deeds of trust, liens, pledges or other security interests against the property of the Debtor's Estate shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the Estate.

4.4.12 **Subordination**.

(a) Preservation of Subordination Rights by the Estate.

Except as otherwise provided in the Plan, all subordination rights and claims relating to the subordination by the Debtor or the Liquidating Trustee of any Allowed Claim shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise.

(b) Waiver by Creditors of all Subordination Rights.

Except as otherwise ordered by the Bankruptcy Court, each Holder of a Claim shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all Distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each Holder has individually and collectively with respect to any such Distribution made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.

4.5 Procedures Resolving Disputed Claims. Article VII of the Plan sets forth the procedures for resolving disputed Claims, including procedures for (i) objecting to Claims, (ii) seeking estimation of Claims, and (iii) the treatment of Disputed Claims. Additionally, Article

VII includes a description of Claims that are deemed to be Disallowed pursuant to the terms of the Plan.

4.6 Vesting of Assets and Dissolution.

On the Effective Date, the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Equity Interests, liens, charges or other encumbrances, except as set forth in the Plan. The Liquidating Trustee is authorized, without the need for any further action or formality which might otherwise be required under applicable non-bankruptcy laws, to dissolve and wind down the Remaining Subsidiaries.

On the Effective Date, the Retained Assets, including the D&O Policies, will vest in the Liquidating Debtor free and clear of all Claims, Equity Interests, liens, charges or other encumbrances. For so long as any Retained Assets exist, the Liquidating Debtor will continue to exist and be subject to the supervision of the Bankruptcy Court. On the Effective Date, the Liquidating Debtor Representative will be appointed the sole shareholder, member, director and officer of the Liquidating Debtor. The Liquidating Debtor Representative is authorized, without the need for any further action or formality which might otherwise be required under applicable non-bankruptcy laws, to (a) dissolve the Liquidating Debtor or to merge the Liquidating Debtor into the Liquidating Trust, and (b) to receive compensation and employ and compensate professionals; provided, however, that any such compensation shall be made either out of the Liquidating Debtor Funds, or to the extent there is available insurance that provides coverage, out of insurance proceeds.

As of the Effective Date, or as soon as practicable thereafter, and without the need for any further order of the Bankruptcy Court, action or formality which might otherwise be required under applicable non-bankruptcy laws, the Debtor may be (a) dissolved without the need for any filings with the Secretary of State or other governmental official in the Debtor's state of incorporation, or (b) merged into or with the Liquidating Trust.

On the Effective Date or as soon as practicable thereafter, the Liquidating Debtor Representative or the Liquidating Trustee, as applicable, shall consummate, pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, all remaining transactions and sales of property, if any.

On the Effective Date, any provision in the organizational documents (as the same may be amended or restated from time to time) of the Debtor requiring dissolution, liquidation, or withdrawal of a member upon insolvency, bankruptcy or the filing of Bankruptcy Case: (a) is deemed waived and of no further force and effect; and (b) any action taken to prevent or revoke such potential dissolution or liquidation by the Debtor or Liquidating Debtor is ratified and deemed effective to prevent such dissolution or liquidation and the Debtor or Liquidating Debtor shall continue its existence regardless of any such provision.

4.7 Reservation of Rights Regarding Causes of Actions and Coverage Claims.

The Debtor, and after the Effective Date, the Liquidating Trustee (on behalf of the Liquidating Trust) reserves the right to pursue any and all Causes of Action (including any Avoidance Actions) not relinquished, released, compromised or settled in the Plan, or any Final

Order. The Debtor, and after the Effective Date, the Liquidating Debtor, any Covered Person and the Liquidating Debtor Representative, reserves the right to pursue any and all Coverage Claims not relinquished, released, compromised or settled in the Plan, or any Final Order. The Debtor hereby reserves the right (i) of the Liquidating Trust and the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue, administer, settle, litigate, enforce and liquidate consistent with the terms and conditions of the Plan and the Liquidating Trust Agreement such Causes of Action (including any Avoidance Actions) and (ii) of the Liquidating Debtor Representative or any Covered Person to assert, pursue, administer, settle, litigate, enforce and liquidate any and all Coverage Claims. The Liquidating Trustee shall, pursuant to section 1123 of the Bankruptcy Code and all applicable law, have the requisite standing to prosecute, pursue, administer, settle, litigate, enforce and liquidate any and all Causes of Action. The Liquidating Debtor Representative, pursuant to section 1123 of Bankruptcy Code and all applicable law, has the requisite standing to assert, prosecute, pursue, administer, settle, litigate, enforce and liquidate any and all Coverage Claims.

Except for Causes of Action against a Person or Entity expressly waived, relinquished, released, compromised or settled in the Plan, or any Final Order, (a) the Debtor expressly reserves all Causes of Action and Coverage Claims for later adjudication and, therefore, no preclusion doctrine or other rule of law, including, without limitation, the doctrines of *res judicata*, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or *laches*, shall apply to such Causes of Action or Coverage Claims upon, after, or as a result of the confirmation or Effective Date of the Plan, or the Confirmation Order, (b) all Causes of Action or Coverage Claims held by the Estate shall survive Confirmation of the Plan and the commencement and prosecution of any Causes of Action shall not be barred or limited by any estoppels (judicial, equitable or otherwise), (c) the Liquidating Trust's, Liquidating Trustee's, the Liquidating Debtor Representative's and any Covered Person's rights to commence and prosecute Causes of Action and/or assert any Coverage Claims shall not be abridged, limited or altered in any manner by reason of Confirmation of the Plan, (d) no defendant party to any Cause of Action (including Avoidance Actions) or any cause of action relating to a Coverage Claim shall be permitted or entitled to assert any defense based, in whole or in part, upon Confirmation of the Plan, and Confirmation of the Plan shall not have any *res judicata* or collateral estoppels or preclusive effect upon the commencement and prosecution of Causes of Action or causes of action relating to Coverage Claims, and (e) the Debtor and the Liquidating Trustee, on behalf of the Liquidating Trust and any successors in interest thereto, expressly reserve the right to pursue or adopt any Causes of Action that are alleged in any lawsuit in which the Debtor is a defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

4.8 <u>Directors and Officers; Equity Interests; Professionals for the Debtor</u>.

On the Effective Date, the authority, power and incumbency of the Persons then acting as directors and officers of the Debtor shall be terminated and such directors and officers shall be deemed to have resigned.

On the Effective Date, all the Equity Interests in the Debtor (including all instruments evidencing such Equity Interests) shall be canceled and extinguished without further action under

any applicable agreement, law, regulation or rule. On the Effective Date, the Liquidating Debtor shall issue one share of stock in the Liquidating Debtor to the Liquidating Debtor Representative, which will hold such share of stock, and such share of stock will remain outstanding until the Liquidating Debtor is dissolved in accordance with the Plan.

On the Effective Date, the Professionals for the Debtor shall be deemed to have completed their services unless they are retained by the Liquidating Trustee or the Liquidating Debtor Representative; provided, however, that the Professionals for the Debtor shall be permitted to File final applications for reasonable compensation and reimbursement of expenses through the Effective Date as allowed by the Plan and/or to address matters relating to applications filed pursuant to sections 330 and 331 of the Bankruptcy Code.

4.9 Operations of the Debtor Between the Confirmation Date and the Effective Date.

During the period from the Confirmation Date through and until the Effective Date, the Debtor shall continue to operate its business as debtor-in-possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.

4.10 Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Bankruptcy Case is closed.

4.11 Corporate Action.

Prior to, on and after the Effective Date, all matters provided for under the Plan that otherwise would require approval of the shareholders or directors of the Debtor shall be deemed to have occurred and shall be in effect prior to, on and after the Effective Date pursuant to the applicable general corporation law of the jurisdiction in which the Debtor is organized without any requirement of further action by the shareholders or directors of the Debtor.

The entry of the Confirmation Order shall constitute the approval of the authorization for the Debtor to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and any documents contemplated to be executed therewith, prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order rule or regulation.

4.12 Cancellation of Existing Agreements and Existing Equity Interests.

On the Effective Date, except to the extent otherwise provided herein, any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtor giving rise to any Claim or Equity Interest shall be canceled, shall be of no

further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtor thereunder or in any way related thereto shall be discharged.

4.13 Authorization of Plan-Related Documentation.

All documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan and any other agreement or document related to or entered into in connection with the Plan, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

A responsible officer or director of the Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

4.14 Dissolution of Committee.

The Committee shall continue in existence through and including the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court or in the Plan or the Confirmation Order prior to the Effective Date. On the Effective Date, the Committee shall be deemed dissolved, and its members and its Professionals shall be deemed released of all their duties, responsibilities and obligations in connection with the Bankruptcy Case or the Plan and its implementation, and the retention or employment of the Committee's Professionals shall terminate; provided, however, that the Committee shall continue to exist after the Effective Date solely to address matters relating to applications Filed pursuant to sections 330 and 331 of the Bankruptcy Code.

4.15 Exemption from Certain Fees and Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar Tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar Tax in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such Tax and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Tax.

4.16 Assumption and Rejection of Executory Contracts and Unexpired Leases.

Any executory contract or unexpired lease which has not expired by its own terms on or prior to the Effective Date, which has not been assumed, assumed and assigned, or rejected with the approval of the Bankruptcy Court, or which the Debtor has obtained the authority to reject but has not rejected as of the Effective Date, or which is not the subject of a motion to assume

the same pending as of the Effective Date, shall be deemed rejected by the Debtor on the Confirmation Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejection pursuant to sections 365(e) and 1123(b)(2) of the Bankruptcy Code.

4.17 <u>Rejection Damages Claims</u>.

Proofs of Claim for any Claim arising out of the rejection of an executory contract or an unexpired lease pursuant to the Plan shall be Filed with the Clerk of the Bankruptcy Court and served upon the Liquidating Trust not later than thirty (30) days after notice of the occurrence of the Confirmation Date has been served. Any such Claims covered by the preceding sentence not Filed within such time shall be forever barred from assertion against the Debtor, its Estate, the Liquidating Trust, and their respective properties and interests.

4.18 <u>Indemnification Obligations</u>.

Any obligation of the Debtor pursuant to its corporate charter and bylaws or similar constituent agreements, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse, or limit the liability of any Covered Persons pursuant to the Debtor's certificate of incorporation, bylaws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons' service with, for, or on behalf of the Debtor prior to the Effective Date with respect to all present and future actions, suits, and proceedings relating to the Debtor shall continue solely to the extent there is available insurance that provides coverage for such obligation. The Liquidating Trust, the Liquidating Trustee, and their assets shall not be liable for any such obligations.

4.19 <u>D&O Policies</u>.

Notwithstanding anything contained in the Plan to the contrary, all of the D&O Policies in effect on the Effective Date, and any agreements, documents or instruments relating thereto, shall be continued. To the extent any or all of the D&O Policies in effect on the Effective Date are considered to be executory contracts, then, notwithstanding anything contained in the Plan to the contrary, the Plan shall constitute a motion to assume such insurance policies. The entry of the Confirmation Order shall constitute approval of the foregoing assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, the Estate and all parties in interest in this Bankruptcy Case. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the insurers under any of the D&O Policies.

4.20 <u>Conditions Precedent to Confirmation and Consummation of the Plan</u>.

Article VIII of the Plan sets forth the conditions that must occur prior to both Confirmation of the Plan and the occurrence of the Effective Date. Article VIII also describes the Debtor's ability to waive such conditions, as well as the effect of non-occurrence of the

conditions to the Effective Date, including the vacation of the Confirmation Order. If the Confirmation Order is vacated pursuant to Section VIII.E of the Plan, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims or Equity Interests against the Debtor or release of any claims or interests by the Debtor or the Estate.

4.21 Compromise and Settlement of Claims, Equity Interests and Controversies.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved pursuant to the Plan or relating to the contractual, legal, and subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Claim or Equity Interest, or any Distribution to be made on account of such Claim or Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, its Estate, and Holders of Claims and Equity Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Liquidating Trustee may compromise and settle Claims against the Debtor and its Estate and Causes of Action against other Entities.

4.22 Limited Discharge of the Debtor and Injunction.

The entry of the Confirmation Order will operate as a general resolution with prejudice, as of the Effective Date, of all pending legal proceedings, if any, against the Debtor and its assets and properties and any proceedings not yet instituted against the Debtor or its assets and properties, except as otherwise provided in the Plan or the Confirmation Order. Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against the Debtor are permanently enjoined on and after the Effective Date from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtor, the Liquidating Debtor, or their property, the Liquidating Trust or the Liquidating Trustee, with respect to any such Claim, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any such Claim against the Debtor, the Liquidating Debtor, or their property, or the Liquidating Trust or the Liquidating Trustee, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor, the Liquidating Debtor, or their property, or the Liquidating Trust or the Liquidating Trustee, with respect to such Claim, (d) asserting any right of subrogation of any kind against any obligation due to the Debtor, the Liquidating Debtor, or the property of the Debtor, the Estate, or the Liquidating Debtor, with respect to any such Claim and (e) asserting any right of setoff or recoupment against the Debtor, the Estate or the Liquidating Debtor except as specifically permitted by section 553 of the Bankruptcy Code. Unless otherwise provided in the Plan or the Confirmation Order, or by order of the Bankruptcy Court, all injunctions or automatic stays provided for in these cases pursuant to section 105, if any, or section 362 of the

Bankruptcy Code, or otherwise, and in existence on the Confirmation Date will remain in full force and effect until the Effective Date.

4.23 <u>Preservation of Causes of Action</u>.

In accordance with section 1123(b) of the Bankruptcy Code, and except where such causes of action have been expressly released, the Liquidating Trustee or the Liquidating Debtor Representative, as applicable, shall retain and may enforce all rights to assert, commence and pursue, as appropriate, any and all Causes of Action or Coverage Claims, whether arising before or after the Petition Date, including any actions specifically enumerated in any supplemental documents, and their rights to commence, prosecute, or settle such Causes of Action or Coverage Claims shall be preserved notwithstanding the occurrence of the Effective Date. The Liquidating Trustee may pursue the Causes of Action, as appropriate, in accordance with the best interests of the Beneficiaries. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action or Coverage Claim against them as any indication that the Debtor, the Liquidating Trustee or the Liquidating Debtor Representative, as applicable, will not pursue any and all available Causes of Action or Coverage Claim against them. Except with respect to causes of action as to which the Debtor has released any Entity on or prior to the Effective Date, the Debtor, the Liquidating Trustee or the Liquidating Debtor Representative, as applicable, expressly reserve all rights to assert or prosecute any and all Causes of Action or Coverage Claims, against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action or Coverage Claim against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Liquidating Trustee or the Liquidating Debtor Representative, as applicable, expressly reserves all Causes of Action and Coverage Claims, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action or Coverage Claims upon, after, or as a consequence of the Confirmation or Consummation.

4.24 <u>Releases by the Debtor</u>.

As of the Effective Date, the Debtor, its Estate and, the Liquidating Trust will be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date based on, or in any way relating to, the Debtor and its Remaining Subsidiaries, the conduct of the business of the Debtor and its non-Debtor subsidiaries, prepetition or postpetition purchase, sale, or rescission of the purchase or sale of any debt or security of the Debtor, the Sale Transactions, the Bankruptcy Case, the Plan and any related agreements (including the Plan Supplement), or the Disclosure Statement, that could have been asserted at any time, past, present, or future, by or on behalf of the Debtor, or its Estate, against (a) any parent, subsidiary, successor, heir, executor and assign, accountant and other professional or representative when acting in any such capacity, excluding Netherland, Sewell &

Associates, Inc.; (b) any current and former investment banker, excluding Raymond James Financial, Inc. and its subsidiaries, financial advisor, restructuring advisor or attorney of the Debtor or the professionals employed by the Debtor's Board of Directors (including the Special Committee of the Board of Directors), in its capacity as such; and (c) the Committee, and each member, financial advisor, and attorney of the Committee, in its capacity as such; provided, however, that the foregoing shall not affect the liability or release of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty. For the avoidance of doubt, nothing contained in Section IX.D. of the Plan shall be deemed to release any person acting as a director or officer of the Debtor before the Petition Date.

4.25 Exculpation of Exculpated Parties.

The Exculpated Parties shall neither have, nor incur, any liability to any Entity for any act taken or omitted to be taken in connection with, relating to, or arising out of, the Bankruptcy Case, formulating, negotiating, soliciting, preparing, disseminating, implementing, confirming, or effecting the Consummation of the Plan, the Disclosure Statement, the Plan Supplement, the administration of the Plan or the property to be distributed under the Plan or related to the issuance, distribution, and/or sale of any security, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan through and including the Effective Date; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct or gross negligence.

4.26 Limited Exculpation of Covered Persons

The Covered Persons shall neither have, nor incur, any liability to any Entity for any act taken or omitted to be taken in connection with, relating to, or arising out of, (a) payments made pursuant to an order of the Bankruptcy Court, and (b) formulating, negotiating, soliciting, preparing, disseminating, implementing, confirming, or effecting the Consummation of the Plan, the Disclosure Statement, the Plan Supplement, the administration of the Plan or the property to be distributed under the Plan or related to the issuance, distribution, and/or sale of any security, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan through and including the Effective Date; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct or gross negligence.

4.27 Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, Liquidating Trust Agreement and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtor and any and all Holders of Claims against or Equity Interests in the Debtor (regardless of

whether such Claims or Equity Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor. All Claims and debts shall be fixed, adjusted or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

4.28 Modification of the Plan.

Subject to the limitations contained in the Plan, the Debtor, with the consent of the Committee, reserves the right to modify the Plan as to material terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtor, with the consent of the Committee, which consent shall not be unreasonably withheld, expressly reserves its right to alter, amend, or modify materially the Plan one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Liquidating Trust Agreement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XI of the Plan.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof and prior to the Confirmation Date are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

4.29 Revocation or Withdrawal of the Plan.

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date or the Effective Date and to file subsequent plans. If the Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Equity Interest or Class of Claims or Equity Interests), assumption and assignment or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Equity Interests; (b) prejudice in any manner the rights of the Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.

5. **FEASIBILITY**.

5.1 **Financial Feasibility Analysis**.

5.1.1 **Bankruptcy Code Standard**. The Bankruptcy Code requires that, in order to confirm a plan, the Bankruptcy Court must find that confirmation of such plan is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor(s) unless contemplated by the plan.

5.1.2 **No Need for Further Reorganization of Debtor**. The Plan provides for the liquidation and distribution of all of the Debtor's assets. The Bankruptcy Court has authorized the Sale Transactions and the Debtor has closed such sales. The Cash generated by the Sale Transactions, the sale of the remaining assets transferred to the Liquidating Trust, the liquidation of the other assets and the prosecution of Causes of Action, as well as the funds already generated by the collection of accounts, should be sufficient to fund Distributions under the Plan and to establish a reasonable reserve, including the costs of administering the Liquidating Trust. Accordingly, the Debtor believes that all Plan obligations will be satisfied without the need for further reorganization of the Debtor.

6. **BEST INTERESTS OF CREDITORS AND ALTERNATIVES TO PLAN.**

6.1 **Chapter 7 Liquidation.**

6.1.1 **The Plan is in the Best Interests of Creditors**. Notwithstanding acceptance of the Plan by an Impaired Class, in order to confirm the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of each Holder of a Claim or Equity Interest in any such Impaired Class which has not voted to accept the Plan. Accordingly, if an Impaired Class does not vote unanimously to accept the Plan, the best interests test under section 1129(a)(7) of the Bankruptcy Code requires the Bankruptcy Court to find that the Plan provides to each member of such Impaired Class a recovery on account of the Class member's Claim or Equity Interest that has a value, as of the Effective Date, at least equal to the value of the recovery that each such Class member would receive if the Debtor were liquidated under chapter 7.

The Debtor believes that the Plan satisfies the best interests test, because, among other things, the recoveries expected to be available to Holders of Allowed Claims under the Plan will be greater than the recoveries expected to be available in a chapter 7 liquidation.

In a typical chapter 7 case, a trustee is elected or appointed to liquidate a debtor's assets for distribution to creditors in accordance with the priorities set forth in the Bankruptcy Code. Generally, secured creditors are paid first from the proceeds of sales of the properties securing their liens. If any assets are remaining in the bankruptcy estate after satisfaction of secured creditors' claims from their collateral, administrative expenses are next to receive payment. Unsecured creditors are paid from any remaining sales proceeds, according to their respective priorities. Unsecured creditors with the same priority share in proportion to the amount of their allowed claims in relationship to the total amount of allowed claims held by all unsecured

creditors with the same priority. Finally, equity interest holders receive the balance that remains, if any, after all creditors are paid.

Substantially all of the Debtor's assets have already been sold through the Sale Transactions. Although the Plan effects a liquidation of the Debtor's remaining assets and a chapter 7 liquidation would have the same goal, the Debtor believes that the Plan provides the best source of recovery to Holders of Allowed General Unsecured Claims. Liquidating the Debtor's estate under chapter 7 would not provide a timely Distribution to Holders of such Claims and would likely provide a smaller Distribution to Holders of such Claims because of the fees and expenses which would be incurred during a chapter 7 liquidation, including potential added time and expense incurred by the trustee and any retained professionals in familiarizing themselves with the Bankruptcy Case. Attached as **Exhibit B** to this Disclosure Statement is a Chapter 11/7 Liquidation Analysis Comparison performed by the Debtor which substantiates the Debtor's view that the Debtor's Plan provides greater recoveries to Creditors than a chapter 7 liquidation.

Accordingly, the Debtor believes that the Plan is in the best interests of Creditors.

6.2 Alternative Plan(s).

The Debtor does not believe that there are any alternative plans. The Debtor believes that the Plan, as described herein, enables Holders of Claims to realize the greatest possible value under the circumstances, and that, compared to any alternative plan, the Plan has the greatest chance to be confirmed and consummated.

7. RISK FACTORS.

Holders of Claims who are entitled to vote on the Plan should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement and the Plan, before deciding whether to vote to accept or reject the Plan.

7.1 Financial Information; Disclaimer.

Although the Debtor has used its best efforts to ensure the accuracy of the financial information provided in this Disclosure Statement, the financial information contained in this Disclosure Statement has not been audited and is based upon an analysis of data available to the Debtor at the time of the preparation of the Plan and Disclosure Statement. While the Debtor expects that such financial information fairly reflects the financial condition of the Debtor, the Debtor is unable to warrant or represent that the information contained herein and attached hereto is without inaccuracies.

7.2 Failure to Confirm Plan.

Even if the Impaired Classes accept or could be deemed to have accepted the Plan, the Plan may not be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, (1) that the confirmation of the Plan not be followed by liquidation or a need for further financial

reorganization, unless, as is the case here, the Plan provides for such liquidation or reorganization, (2) that the value of distributions to dissenting holders not be less than the value of distributions to such holders if the Debtor were liquidated under chapter 7 of the Bankruptcy Code, and (3) that the Plan and the Debtor, as proponent of the Plan, otherwise comply with the applicable provisions of the Bankruptcy Code. Although the Debtor believes that the Plan will meet all applicable tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

7.3 Nonconsensual Confirmation.

Pursuant to the "cramdown" provisions of section 1129(b) of the Bankruptcy Code, the Bankruptcy Court can confirm the Plan notwithstanding the rejection of the Plan by an Impaired Class of Claims or Equity Interests if at least one other Impaired Class has accepted the Plan (with such acceptance being determined without including the acceptance of any insider (as defined in section 101(31) of the Bankruptcy Code) in such Class) and, as to each Impaired Class which has not accepted the Plan, the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to Impaired Classes. In accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtor intends to request confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code.

Although the Debtor believes that the Plan satisfies the requirements of section 1129(b), there is no guaranty that the Bankruptcy Court will reach that conclusion. Moreover, although the Debtor encourages all Creditors in an Impaired Class to vote in favor of the Plan and the Debtor believes that they are likely to have at least one Impaired Class vote in favor of the Plan, there is no guaranty that this will occur. If no Impaired Class votes in favor of the Plan, the Plan cannot be confirmed as written.

7.4 Certain Bankruptcy Considerations.

Although the Debtor believes that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes. In addition, although the Debtor believes that the Effective Date will occur prior to November 30, 2015, there can be no assurance as to such timing.

7.5 Delays of Confirmation or Effective Date.

Any delays of either confirmation or effectiveness of the Plan could result in, among other things, increased administrative costs, including professional fee claims. These negative effects of delays of either confirmation or effectiveness of the Plan could endanger the ultimate approval of the Plan by the Bankruptcy Court.

7.6 The Debtor May Object to Amount or Classification of a Claim.

Except as otherwise provided in the Plan, the Debtor and the Liquidating Trustee reserve the right to object to the amount or classification of any Claim under the Plan. The estimates set

forth in this Disclosure Statement cannot be relied on by any Holder of a Claim where such Claim is or may become subject to an objection. Any Holder of a Claim that is or may become subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

7.7 Estimation of Claims.

The Allowed amount of Claims in each Class could be greater than projected, which in turn, could cause the amount of distributions to creditors to be reduced substantially. Likewise, the amount of cash realized for the liquidation of the assets not sold pursuant to the Sale Transactions (including the Turbine Assets) could be less than projected, which could cause a reduction in the amount of distributions to creditors.

7.8 The Full Escrow Amount May Not be Released to the Debtor.

Although the Debtor does not anticipate that any significant disbursements will need to be made to Zedd, there can be no assurance that the full Zedd Escrow Amount will be released to the Debtor.

Additionally, the Debtor anticipates that the full Zorritos Escrow Amount will be released to the Debtor. However, there can be no assurance that the full Zorritos Escrow Amount will be paid to the Debtor.

7.9 The Turbine Assets and All Claims and Causes of Action Shall Be Liquidating Trust Assets.

All property and assets of the Debtor that have neither been previously abandoned nor sold, including without limitation, any Turbine Assets, any Turbine Proceeds, any proceeds from the Sale Transactions (including the Debtor's residual interest in the Escrowed Amounts), all Cash and Cash equivalents, all Claims and Causes of Action, all proceeds from any judgment or settlement related to such Claims and Causes of Action, the Books and Records, and other remaining assets of the Debtor shall be Liquidating Trust Assets as set forth in the Plan. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtor shall be released from all liability with respect to the delivery of such distributions and the Debtor shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Any recoveries on account of the Liquidating Trust Assets shall be distributed in accordance with the Liquidating Trust Agreement.

7.10 No Duty to Update.

The statements contained in this Disclosure Statement are made by the Debtor as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtor has no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

7.11 <u>No Representations Outside This Disclosure Statement Are Authorized</u>.

No representations concerning or related to the Debtor, the Bankruptcy Case, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

7.12 <u>No Legal Or Tax Advice Is Provided To You By This Disclosure Statement</u>.

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Claim or Equity Interest Holder should consult his, her, or its own legal counsel and accountant as to legal, tax, and other matters concerning his, her, or its Claim or Equity Interest.

This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

8. <u>TAX CONSEQUENCES OF THE PLAN</u>.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. ALL HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTOR SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PLAN AND THE OWNERSHIP AND DISPOSITION OF PROCEEDS FROM CLAIMS INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN (NON-US) TAX LAWS AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

The following discussion addresses certain United States federal income tax consequences of the consummation of the Plan. This discussion is based upon the United States Internal Revenue Code of 1986, as amended (the "<u>Tax Code</u>"), existing and proposed regulations thereunder, current administrative rulings, and judicial decisions as in effect on the date hereof, all of which are subject to change, possibly retroactively. No rulings or determinations by the Internal Revenue Service ("<u>IRS</u>") have been obtained or sought by the Debtor with respect to the Plan. An opinion of counsel has not been obtained with respect to the tax aspects of the Plan. This discussion does not purport to address the federal income tax consequences of the Plan to particular classes of taxpayers (such as foreign persons, S corporations, mutual funds, small business investment companies, regulated investment companies, broker-dealers, insurance companies, tax-exempt organizations and financial institutions) or the state, local or foreign income and other tax consequences of the Plan.

HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTOR ARE HEREBY INFORMED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED TO OR WRITTEN TO BE USED, AND CANNOT BE USED, BY SUCH HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED

ON THEM UNDER THE TAX CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE PLAN; AND (C) SUCH HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

8.1 Federal Income Tax Consequences to Holders of Claims and Equity Interests.

The U.S. federal income tax consequences to Holders of Allowed Claims arising from the distributions pursuant to the Plan may vary, depending upon, among other things: (a) the manner in which a Holder acquired an Allowed Claim; (b) the type of consideration received by the Holder of an Allowed Claim in exchange for the interest it holds; (c) the nature of the indebtedness owed to it; (d) whether the Holder previously claimed a bad debt or worthless securities deduction in respect of the Allowed Claim; (e) whether the Holder of the Allowed Claim is a citizen or a resident of the U.S. for tax purposes; (f) whether the Holder of the Allowed Claim reports income on the accrual or cash basis method of accounting; and (g) whether the Holder receives distributions in more than one taxable year. In addition, where gain or loss is recognized by a Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, whether the Allowed Claim constitutes a capital asset in the hands of the Holder and how long it has been held or is treated as having been held, and whether the Allowed Claim was acquired at a market discount.

In general, the receipt of Cash and/or interests in the Liquidating Trust in exchange for an Allowed Claim should result in the recognition of gain or loss in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value of any interests in the Liquidating Trust received (other than any Cash or interests in the Liquidating Trust attributable to accrued but unpaid interest) and (ii) the Holder's tax basis in its Allowed Claim (other than any Claim for accrued but unpaid interest). Because Holders of Allowed Claims may receive additional consideration from the Disputed Claims Reserve, it is possible that losses with respect to their claims will be deferred until all assets are distributed by the Disputed Claims Reserve. If amounts are received by a Holder in more than one taxable year, a portion of such amounts may be characterized as interest.

If the Claim or Equity Interest in the Holder's hands is a capital asset, the gain or loss realized will generally be characterized as a capital gain or loss. Such gain or loss will constitute long-term capital gain or loss if the Holder held such Claim or Equity Interest for longer than one year or short-term capital gain or loss if the Holder held such Claim or Equity Interest for one year or less. If the Holder realizes a capital loss, the Holder's deduction of the loss may be subject to limitation.

The Liquidating Trustee, in consultation with the Liquidating Trust Committee, will determine the fair market value of the assets transferred to the Liquidating Trust and, correspondingly, of the beneficial interests in the Liquidating Trust. These values must be used by the Debtor, the Liquidating Trustee, and all beneficiaries of the Liquidating Trust for all federal income tax purposes. It is possible that the IRS may disagree with the valuations for this

purpose. If the IRS were to successfully assert that different valuations should apply, the amount of taxable gain or loss recognized by Holders of Allowed Claims would be subject to adjustment.

Holders of Claims who were not previously required to include any accrued but unpaid interest in their gross income on a Claim may be treated as receiving taxable interest income taxable at tax rates for ordinary income to the extent any consideration they receive under the Plan is allocable to such interest. Holders of Claims previously required to include in their gross income any accrued but unpaid interest on a claim may be entitled to recognize a deductible loss to the extent such interest is not satisfied under the Plan. Under the Plan, to the extent that any Allowed Claim entitled to a Distribution is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest. However, there is no assurance that such allocation will be respected by the IRS for U.S. federal income tax purposes.

A Holder of an Allowed Claim or Equity Interest who receives, in respect of its claim, an amount that is less than its tax basis in such claim or equity interest may be entitled to a bad debt deduction under section 166(a) of the Tax Code, a loss under section 165(a) of the Tax Code, or a worthless securities deduction under section 165(g) of the Tax Code. The rules governing the character, timing, and amount of these deductions depend upon the facts and circumstances of the Holder and the instrument with respect to which a deduction is claimed. Accordingly, Holders are urged to consult their tax advisors with respect to their ability to take such a deduction if either: (1) the Holder is a corporation; or (2) the Claim or Equity Interest constituted (a) a debt created or acquired (as the case may be) in connection with a trade or business of the Holder or (b) a debt the loss from the worthlessness of which is incurred in the Holder's trade or business. A Holder that has previously recognized a loss or deduction in respect of its Claim or Equity Interest may be required to include in its gross income (as ordinary income) any amounts received under the Plan to the extent such amounts exceed the Holder's adjusted basis in such Claim or Equity Interest.

Whether the Holder of Claims or Equity Interests will recognize a loss, a deduction for worthless securities or any other tax treatment will depend upon facts and circumstances that are specific to the nature of the Holder and its Claims or Equity Interests. Accordingly, Holders of Claims and Equity Interests should consult their own tax advisors.

A Holder of a Claim constituting any installment obligation for tax purposes may be required to currently recognize any gain remaining with respect to such obligation if, pursuant to the Plan, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold or otherwise disposed of within the meaning of section 453B of the Tax Code.

Under the "market discount" provisions of sections 1276 through 1278 of the Tax Code, some or all of the gain realized by a holder of a Claim who exchanges the Claim for consideration (or the right to receive consideration) on the Effective Date may be treated as ordinary income (instead of capital gain) to the extent of the amount of "market discount" on the Claim. In general, a debt instrument is considered to have been acquired with "market discount"

if its holder's adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding "qualified stated interest," or (ii) in the case of a debt instrument issued with original issue discount, its adjusted issue price by at least a *de minimis* amount (equal to 0.25% of the sum of all remaining payments to be made on the Claim, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity). Gain, if any, recognized by a holder on the exchange of a Claim pursuant to the Plan that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such Claims were considered to be held by the holder (unless the holder elected to include market discount in income as it accrued).

Under backup withholding rules, a Holder of an Allowed Claim may be subject to backup withholding with respect to payments made pursuant to the Plan unless such Holder (i) is a corporation or is otherwise exempt from backup withholding and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of failure to report all dividend and interest income. Any amount withheld under these rules will be credited against the Holder's federal income tax liability. Holders of Claims may be required to establish an exemption from backup withholding or to make arrangements with regard to payment thereof.

8.2 Federal Income Tax Consequences to Debtor.

Taxpayers generally must include in gross income the amount of any cancellation of debt income, which is the difference between the amount of a taxpayer's indebtedness that is cancelled and the amount or value of the consideration exchanged therefore. Even if indebtedness of the Debtor is discharged under the Plan, the Debtor should not recognize taxable cancellation of debt income if the discharge is pursuant to a Chapter 11 bankruptcy proceeding. Although the Debtor will not be required to recognize cancellation of indebtedness income, it must instead reduce certain tax attributes by the amount of unrecognized cancellation of indebtedness income after the determination of the tax for the year of discharge in the manner prescribed by section 108(b) of the Tax Code. Tax attributes include net operating losses ("NOLs"), capital losses and loss carryovers, certain tax credits and, subject to certain limitations, the tax basis of property.

Pursuant to the Plan, all of the Debtor's remaining assets other than those sold prior to the Effective Date will be transferred directly or indirectly to Holders of Allowed Claims in liquidation of the Debtor. For federal income tax purposes, any such assets transferred to the Liquidating Trust will be treated by the Debtor and by the Beneficiaries as having been distributed to the Beneficiaries, with such Beneficiaries then transferring the assets to the Liquidating Trust in exchange for beneficial interests in the Liquidating Trust. The Debtor will not retain a beneficial interest in the Liquidating Trust; instead, the beneficial interest in the Liquidating Trust will be held by the Beneficiaries. It is intended that the Liquidating Trust be treated, for U.S. federal income tax purposes, as a liquidating trust and as a grantor trust, with the Beneficiaries receiving Liquidating Trust Interests being treated as the grantors and deemed owners of the Liquidating Trust Assets.

The Debtor's transfer of its assets pursuant to the Plan will constitute a taxable disposition of such assets, and the Debtor will recognize gain or loss based on the difference between the fair market value and the tax basis of the assets transferred. It is not known at the present time whether the transfer of the Debtor's assets will result in any gain to the Debtor. If such a transfer results in gain, it is not known at the present time whether the Debtor will have sufficient NOLs, current losses or loss carryforwards to offset that gain. If the transfer results in gain and the Debtor does not have NOLs, current losses or loss carryforwards to offset that gain, the transfer of such assets will result in federal income tax liability to the Debtor. In addition, the Debtor may be subject to alternative minimum tax as a result of the transfer of assets.

8.3 Consequences of the Liquidating Trust.

The Liquidating Trust will be organized for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Thus, the Liquidating Trust is intended to be classified for federal income tax purposes as a "liquidating trust" within the meaning of Treasury Regulations section 301.7701-4(d). The provisions of the Liquidating Trust Agreement and the Plan are intended to satisfy the guidelines for classification as a liquidating trust that are set forth in Revenue Procedure 94-45, 1994-2 C.B. 684. Under the Plan, all parties are required to treat the Liquidating Trust as a liquidating trust, subject to contrary definitive guidance from the IRS. In general, a liquidating trust is not a separate taxable entity but rather is treated as a grantor trust, pursuant to sections 671 through 679 of the Tax Code, owned by the persons who are treated as transferring assets to the Trust.

No request for a ruling from the IRS will be sought on the classification of the Liquidating Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidating Trust. If the IRS were to challenge successfully the classification of the Liquidating Trust as a grantor trust, the federal income tax consequences to the Liquidating Trust and the Beneficiaries could vary from those discussed herein (including the potential for an entity-level tax).

Consistent with the intended treatment, Liquidating Trust beneficiaries will be treated for federal income tax purposes as the grantors and owners of undivided interests in the assets held by the Liquidating Trust. Except as described in "Consequences of the Disputed Claim Reserve", no tax should be imposed on the Liquidating Trust on earnings generated by the assets held by the Liquidating Trust. Instead, each Beneficiary holding a beneficial interest in the Liquidating Trust must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit recognized or incurred by the Liquidating Trust. None of the Debtor's loss carryforwards will be available to reduce any income or gain of the Liquidating Trust. Moreover, upon the sale or other disposition (or deemed disposition) of any Liquidating Trust Asset, each Beneficiary holding a beneficial interest in the Liquidating Trust must report on its federal income tax return its share of any gain or loss measured by the difference between (1) its share of the amount of cash and/or the fair market value of any property received by the Liquidating Trust in exchange for the Liquidating Trust Asset so sold or otherwise disposed of and (2) such Beneficiary's adjusted tax basis in its share of the Liquidating Trust Asset. The character of any

such gain or loss to the Beneficiary will be determined as if such Beneficiary itself had directly sold or otherwise disposed of the Liquidating Trust Asset. The character of items of income, gain, loss, deduction and credit to any Beneficiary holding a beneficial interest in the Liquidating Trust, and the ability of the Beneficiary to benefit from any deductions or losses, may depend on the particular circumstances or status of the Beneficiary.

Given the treatment of the Liquidating Trust as a grantor trust, each Beneficiary holding a beneficial interest in the Liquidating Trust has an obligation to report its share of the Liquidating Trust's tax items (including gain on the sale or other disposition of a Liquidating Trust Asset) which is not dependent on the distribution of any cash or other Liquidating Trust Assets by the Liquidating Trust. Accordingly, a Beneficiary holding a beneficial interest in the Liquidating Trust may incur a tax liability as a result of owning a share of the Liquidating Trust Assets, regardless of whether the Liquidating Trust distributes cash or other assets. Although the Liquidating Trust Agreement provides that the Liquidating Trust will generally make distributions of cash at least quarterly, due to the requirement that the Liquidating Trust maintain certain reserves, the Liquidating Trust's ability to make current cash distributions may be limited or precluded. In addition, due to possible differences in the timing of income on, and the receipt of cash from the Liquidating Trust Assets, a Beneficiary holding a beneficial interest in the Liquidating Trust may be required to report and pay tax on a greater amount of income for a taxable year than the amount of cash received by the Beneficiary during the year.

The Liquidating Trust will file annual information tax returns with the IRS as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) that will include information concerning certain items relating to the holding or disposition (or deemed disposition) of the Liquidating Trust Assets (*e.g.*, income, gain, loss, deduction and credit). Each Beneficiary holding a beneficial interest in the Liquidating Trust will receive a copy of the information returns and must report on its federal income tax return its share of all such items. The information provided by the Liquidating Trust will pertain to Beneficiaries who received their interests in the Liquidating Trust in connection with the Plan.

8.4 <u>Consequences of the Disputed Claim Reserve</u>.

Under section 468B(g) of the Tax Code, amounts earned by an escrow agent, settlement fund or similar fund must be subject to current tax. Treasury Regulation section 1.468B-9 permits an election to be made to treat certain such funds as "disputed ownership funds" and sets forth the taxation of funds as to which such election has been made. Subject to contrary definitive guidance from the IRS or a court of competent jurisdiction (including the receipt by the Liquidating Trustee of an IRS private letter ruling if the Liquidation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidation Trustee), the Liquidating Trustee will (A) elect to treat the Disputed Claims Reserve as a "disputed ownership fund" governed by Treasury Regulation section 1.468B-9 and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

Accordingly, the Disputed Claims Reserve will be subject to Tax annually on a separate entity basis on any net income earned with respect to the assets of the Liquidation Trust in such

reserves, and all distributions from such reserves (which distributions will be net of the related expenses of the reserve) will be treated as received by holders in respect of their Claims as if distributed by the Plan Debtors. All parties (including, without limitation, the Debtor, the Liquidating Trustee and the Beneficiaries) will be required to report for tax purposes consistently with the foregoing.

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

NO STATEMENT IN THIS DISCLOSURE STATEMENT SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE. THE DEBTOR AND THEIR PROFESSIONALS DO NOT ASSUME ANY RESPONSIBILITY OR LIABILITY FOR THE TAX CONSEQUENCES THE HOLDER OF A CLAIM MAY INCUR AS A RESULT OF THE TREATMENT AFFORDED ITS CLAIM UNDER THE PLAN AND DO NOT REPRESENT WHETHER THERE COULD BE ADDITIONAL TAX EXPOSURE TO THEMSELVES OR THEIR NON-DEBTOR AFFILIATES AS A RESULT OF THE PLAN.

9. CONCLUSION.

The Debtor believes that confirmation and consummation of the Plan is in the best interest of the Debtor, its estate and its creditors. The Plan provides for an equitable distribution to creditors. The Debtor believes that any alternative to confirmation of the Plan, such as liquidation under chapter 7 of the Bankruptcy Code, could result in significant delay, litigation and additional costs, as well as a reduction in the distributions to Holders of Claims in certain classes. Consequently, the Debtor urges all eligible Holders in an Impaired Class to vote to ACCEPT the Plan, and to complete and return their Ballots so that they will be RECEIVED by the Balloting Agent on or before the Voting Deadline.

IN WITNESS WHEREOF, the Debtor has executed this Disclosure Statement this 25th day of September, 2015.

BPZ RESOURCES, INC.

By: */s/ J. Durkin Ledgard*
J. Durkin Ledgard
Chief Legal Officer

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen (admitted *pro hac vice*)
Frank A. Merola (admitted *pro hac vice*)
Matthew G. Garofalo (admitted *pro hac vice*)
180 Maiden Lane
New York, NY 10038
Telephone: (212) 806-5400
Facsimile: (212) 806-6006

HAWASH MEADE GASTON NEESE & CICACK LLP
WALTER J. CICACK
Texas State Bar No. 04250535
2118 Smith Street
Houston, Texas 77002
Telephone: (713) 658-9001
Facsimile: (713) 658-9011

ATTORNEYS FOR THE DEBTOR AND DEBTOR-IN-POSSESSION

DISCLOSURE STATEMENT EXHIBIT A

DEBTOR'S PLAN OF LIQUIDATION

IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
VICTORIA DIVISION

In re:	§	Chapter 11
	§	
BPZ Resources, Inc.,	§	Case No.: 15-60016 (DRJ)
	§	
Debtor.	§	

AMENDED PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Nothing contained herein shall constitute an offer, an acceptance, or a legally binding obligation of the above captioned debtor or any other party in interest. This Plan (as defined herein) is subject to approval of the United States Bankruptcy Court for the Southern District of Texas and other customary conditions. This Plan is not an offer with respect to any securities. This is not a solicitation of acceptances or rejections of the Plan. Acceptances or rejections with respect to this Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the Southern District of Texas in accordance with section 1125 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532. Such a solicitation will only be made in compliance with applicable provisions of securities and bankruptcy laws. YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTOR'S SECURITIES) PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS.

Dated: September 25, 2015

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen
Frank A. Merola
Matthew G. Garofalo
180 Maiden Lane
New York, NY 10038
Telephone: (212) 806-5400
Facsimile: (212) 806-6006

HAWASH MEADE GASTON NEESE & CICACK LLP
Walter J. Cicack
2118 Smith Street
Houston, Texas 77002
Telephone: (713) 658-9001
Facsimile: (713) 658-9011

ATTORNEYS FOR THE DEBTOR AND DEBTOR-IN-POSSESSION

TABLE OF CONTENTS

INTRODUCTION

The above-referenced debtor and debtor-in-possession in the Bankruptcy Case (as defined herein) hereby respectfully proposes this Plan pursuant to section 1121(a) of title 11 of the United States Code, 11 U.S.C. §§ 101-1532. Reference is made to the Disclosure Statement (as defined herein), filed contemporaneously herewith, for a discussion of the Debtor's history, business, assets, and operations, as well as a summary and description of this Plan and certain related matters.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A. Rules of Interpretation

For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified, supplemented or restated; (d) unless otherwise stated, all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time; (e) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "**hereof**", "**herein**", "**hereto**", "**hereunder**" and comparable terms refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) the words "**include**", "**includes**" and "**including**" shall not be limiting and shall be deemed to be followed by "**without limitation**" whether or not they are, in fact, followed by such words or words of like import; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) any capitalized term used in the Plan that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (k) in the event of any inconsistency between the terms of the Plan and the terms of the Disclosure Statement, the terms of the Plan shall control and (l) in the event of any inconsistency between the terms of the Plan and the terms of the Liquidating Trust Agreement (as defined herein), the terms of the Plan shall control.

B. Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

C. Defined Terms

When used in capitalized form in the Plan, the following terms shall have the respective meanings assigned to such terms below:

"**2015 Noteholder Claims**" means all Claims under, or evidenced by, that certain Indenture, dated as of February 8, 2010, among BPZ as issuer, and Wells Fargo Bank, National Association, as indenture trustee.

"**2017 Noteholder Claims**" means all Claims under, or evidenced by, that certain Indenture, dated September 24, 2013, among BPZ as issuer, and Wells Fargo Bank, National Association, as indenture trustee.

"**Administrative Claim**" means a Claim for payment of an administrative expense of a kind specified in Bankruptcy Code section 503(b) and entitled to priority in payment under Bankruptcy Code sections 507(a)(1), 507(b) or 1114(e)(2), including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) any indebtedness or obligations incurred or assumed by the Debtor in the ordinary course of business in connection with the conduct of its business; (c) any Professional Fees incurred before the Effective Date; (d) all fees and charges assessed against the Estate under Chapter 123 of title 28 of the United States Code, sections 1911-30; (e) obligations designated as Allowed Administrative Claims pursuant to an order of the Bankruptcy Court and (f) Claims under section 503(b)(9) of the Bankruptcy Code.

"**Allowed**" means, with reference to any Claim, except as otherwise provided herein:

(a) a Claim that has been Scheduled by the Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which the Debtor, the Committee, the Liquidating Trustee or any other party in interest has not timely Filed an objection in accordance with Section VII.A. of the Plan;

(b) a Claim that either is not a Disputed Claim or has been allowed by a Final Order;

(c) a Claim that is allowed (i) in any stipulation with the Debtor and the Committee concerning the amount and nature of such Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court upon proper notice to the Debtor, the Committee and other parties in interest; (ii) in any stipulation with the Debtor and the Committee concerning the amount and nature of such Claim executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court or (iii) in any contract, instrument, indenture or other agreement entered into or assumed pursuant to the Plan;

(d) a Claim relating to a rejected executory contract or unexpired lease that (i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been timely Filed in accordance with Section V.B. of the Plan or has otherwise been deemed timely Filed under applicable law; or

(e) a Claim that is allowed pursuant to the terms of the Plan; provided, however, unless otherwise specified herein or by order of the Bankruptcy Court, the term "Allowed Claim" shall not, for any purpose under the Plan, include interest, penalties, premiums or late charges on such Claim from and after the Petition Date.

"**Avoidance Actions**" means (a) any and all actions that are Filed or that may be Filed pursuant to the provisions of Bankruptcy Code sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551 and 553, or applicable nonbankruptcy law that may be incorporated or brought under the foregoing sections of the Bankruptcy Code; or (b) any other similar actions or proceedings filed to recover property for or on behalf of the Estate or to avoid a lien or transfer.

"**Bankruptcy Case**" means the Debtor's bankruptcy case under Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court and administered under Case No. 15-60016.

"**Bankruptcy Code**" means title 11 of the United States Code, 11 U.S.C. §§ 101- 1532, as applicable to the Bankruptcy Case, as may be amended from time to time.

"**Bankruptcy Court**" means the United States Bankruptcy Court for the Southern District of Texas, Victoria Division.

"**Bankruptcy Rules**" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended from time to time, as applicable to the Bankruptcy Case, promulgated under 28 U.S.C. § 2075 and the Local Rules of the Bankruptcy Court.

"**Beneficiaries**" means any Entity legally or beneficially owning a Liquidating Trust Interest.

"Books and Records" means any and all of the Debtor's books and records including computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtor maintained by or in the possession of third parties, wherever located.

"**Business Day**" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

"**Cash**" means legal tender of the United States of America and equivalents thereof.

"**Causes of Action**" mean all of the Debtor's actions, causes of action, choses in action, liabilities, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Bankruptcy Case, through and including the Effective Date, including, but not limited to, the

Avoidance Actions; provided, however, that the term "Causes of Action" does not include Coverage Claims.

"**Claim**" means a "claim" against the Debtor, as defined in Bankruptcy Code section 101(5), whether or not asserted.

"**Class**" means a category of Claims or Equity Interests described in Article III of the Plan.

"**Committee**" means the official committee of unsecured creditors appointed by the United States Trustee in the Bankruptcy Case pursuant to section 1102 of the Bankruptcy Code.

"**Confirmation**" means the entry of the Confirmation Order, subject to all conditions specified in Section VIII.A of the Plan having been (i) satisfied or (ii) waived pursuant to Section VIII.C.

"**Confirmation Date**" means the date of entry of the Confirmation Order on the docket of the Bankruptcy Case within the meaning of Bankruptcy Rules 5003 and 9021.

"**Confirmation Hearing**" means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128(a) to consider Confirmation of the Plan in accordance with Bankruptcy Code section 1129, as such hearing may be adjourned or continued from time to time.

"**Confirmation Hearing Date**" means the date on which the Confirmation Hearing is first commenced.

"**Confirmation Order**" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

"**Consummation**" means the occurrence of the Effective Date.

"**Convenience Election**" means the election by holders of Allowed General Unsecured Claims (other than Noteholder Claims) to voluntarily reduce their Allowed Claims to three thousand dollars ($3,000) in exchange for a one-time payment in Cash of twenty percent (20%) of such Allowed Claim as set forth in Section II.B.3.

"**Coverage Claims**" means the rights of the Debtor, the Liquidating Debtor or a Covered Person against any insurer under any D&O Policy to assert an entitlement to coverage under such insurance policy. Coverage Claims: (i) shall be unaffected by the confirmation of the Plan or the Confirmation Order; (ii) shall be retained by the Liquidating Debtor, or as, the case may be, the Covered Persons who are insureds under a D&O Policy; and (iii) shall not be transferred to the Liquidating Trust or be included in the Liquidating Trust Assets.

"**Covered Persons**" means (i) all present and former directors, officers and managers of the Debtor, whenever serving, but solely to the extent covered by the D&O Policies and (ii) employees employed by or serving the Debtor as of the Petition Date.

"**Creditor**" means the Holder of a Claim against the Debtor or its Estate.

"**D&O Policies**" means all insurance policies for directors' and officers' liability maintained by the Debtor issued prior to the Effective Date entered into in the ordinary course of business, including any such "tail" policies, in each case with any amendments, supplements or modifications.

"**Debtor**" means BPZ Resources, Inc. as the debtor and debtor in possession in the Bankruptcy Case.

"**Disallowed Claim**" means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order, (b) a Claim that is Scheduled as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim has been timely Filed or deemed timely Filed pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law, (c) a Claim that has not been Scheduled and as to which no Proof of Claim has been timely Filed or deemed timely Filed pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law or (d) a Claim disallowed in accordance with section 502(d) of the Bankruptcy Code pursuant to Section VII.F. of the Plan.

"**Disbursing Agent**" means the Liquidating Trustee, or the entity or entities chosen by the Liquidating Trustee to make or facilitate distributions pursuant to the Plan.

"**Disclosure Statement**" means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Bankruptcy Court pursuant to the Disclosure Statement Approval Order.

"**Disclosure Statement Approval Order**" means the Final Order approving, among other things, the adequacy of the Disclosure Statement pursuant to Bankruptcy Code section 1125.

"**Disputed Claim**" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and in relation to a Class, a Disputed Claim in the particular Class described.

"**Disputed Claims Reserve**" means the reserve established by the Liquidating Trust for the payment of Disputed Claims that become Allowed Claims after the Effective Date, which reserve shall be maintained by the Liquidating Trustee for the benefit of the Holders of Disputed Claims. The Disputed Claims Reserve need not be in a segregated account.

"**Distribution**" means the distributions to be made in accordance with the Plan of, as the case may be: (a) Cash, (b) Liquidating Trust Interests or (c) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

"**Distribution Record Date**" means the record date for the purpose of determining Holders of Allowed Claims entitled to receive Distributions under the Plan on account of

Allowed Claims which date shall be the Confirmation Date, or such other date as designated in the Confirmation Order.

"**Effective Date**" means that date selected by the Debtor, in consultation with the Committee, following the Confirmation Date on which all conditions to consummation of the Plan shall have been satisfied or waived as provided in Section VIII.B. and Section VIII.C. hereof.

"**Entity**" means an "entity" as defined in section 101(15) of the Bankruptcy Code.

"**Equity Interest**" means, with respect to the Debtor, as of the Petition Date, any capital stock or other ownership interest in the Debtor, whether or not transferable, and any option, call, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in the Debtor, and any redemption, conversion, exchange, voting, participation, dividend rights, and liquidation preferences relating to such capital stock or other ownership interest.

"**Escrowed Amounts**" means the amounts held in (a) the Zedd Escrow Account, exclusive of any amounts to be held through the General Escrow Release Date (as defined in the Zedd Purchase and Sale Agreement); and (b) the escrow account established pursuant to the Escrow Agreement, dated July 21, 2015, by and among the Debtor, Zorritos Peru Holdings Inc., and Seyfarth Shaw LLP, as escrow agent.

"**Estate**" means the bankruptcy estate of the Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Bankruptcy Case.

"**Exculpated Parties**" mean, collectively, each of the following parties in their respective capacities as such: (a) the Debtor; (b) each financial advisor, restructuring advisor, attorney or other professional employed by or serving the Debtor, excluding Raymond James Financial, Inc. and its subsidiaries and Netherland, Sewell & Associates, Inc., or the professionals employed by the Debtor's Board of Directors (including the Special Committee of the Board of Directors) as of or after the Petition Date; (c) the Committee; (d) each member of the Committee, but only in their capacity as a member of the Committee; and (e) the Committee's financial advisors, attorneys and representatives.

"**File**" or "**Filed**" means file or filed on the Bankruptcy Court's docket for the Bankruptcy Case.

"**Final Order**" means an order of the Bankruptcy Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari

or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

"**General Unsecured Claim**" means any Claim against the Debtor that is not an Administrative Claim, a Secured Claim, a Priority Tax Claim, a Priority Non-Tax Claim or a Subordinated Claim, but includes a Noteholder Claim.

"**Holder**" means any Entity holding a Claim, or Equity Interest.

"**Impaired**" means, with respect to any Class of Claims or Equity Interests, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

"**Initial Distribution Date**" means the date selected by the Debtor, with the consent of the Committee or the Liquidating Trustee, as applicable, on or following the Effective Date, as the date on which the initial Distributions are made to Holders of Allowed Claims.

"**Internal Revenue Code**" means title 26 of the United States Code, as amended from time to time.

"**Intercompany Claims**" means any Claim, Cause of Action, remedy or Administrative Claim asserted by a Remaining Subsidiary against the Debtor.

"**Liquidating Debtor**" means the Debtor, BPZ Resources, Inc., after the Effective Date.

"**Liquidating Debtor Funds**" means an amount of Cash not to exceed $100,000.

"**Liquidating Debtor Representative**" means an individual to be designated by the Debtor, in consultation with the Committee, and identified in the Plan Supplement who will serve as a representative of the Liquidating Debtor pursuant to Bankruptcy Rule 9001(5).

"**Liquidating Trust**" means the liquidation trust established under Section IV.C. of the Plan to hold and administer the Liquidating Trust Assets on and after the Effective Date.

"**Liquidating Trust Agreement**" means the agreement setting forth the terms and conditions governing the Liquidating Trust, which shall be Filed as part of the Plan Supplement.

"**Liquidating Trust Assets**" means all property and assets of the Debtor that have neither been previously abandoned nor sold, including without limitation, any Turbine Assets, any Turbine Proceeds, any proceeds from the Sale Transactions (including the Debtor's residual interest in the Escrowed Amounts and the funds released to the Debtor from the Zedd Escrow Account), all Cash and Cash equivalents, all Claims and Causes of Action, all proceeds from any judgment or settlement related to such Claims and Causes of Action, the Books and Records, and other remaining assets of the Debtor; provided, however, that the Liquidating Trust Assets shall exclude the D&O Policies, other than any payments received by the Debtor, the Liquidating Debtor or Covered Persons under the D&O Policies for purposes of resolving, through settlement or payment on any judgments, any threatened or filed claims by the Liquidating Trust.

"**Liquidating Trust Committee**" means the three (3) member committee created hereunder and appointed by the Committee, in the manner set forth in Section IV.C.6. hereof, that shall provide oversight and direction to the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.

"**Liquidating Trust Interests**" means the interests in the Liquidating Trust to be distributed to the Holders of Allowed General Unsecured Claims of the Liquidating Trust under the Plan.

"**Liquidating Trustee**" means the Person appointed and serving from time to time as Liquidating Trustee under the Liquidating Trust Agreement, acting in his or her capacity as such on behalf of the Liquidating Trust. The initial Liquidating Trustee shall be appointed by the Committee, in consultation with the Debtor. Any successor shall be appointed pursuant to the terms of the Liquidating Trust Agreement.

"**Noteholder Claims**" means, collectively, the 2015 Noteholder Claims and the 2017 Noteholder Claims.

"**Official Bankruptcy Forms**" means the Official Bankruptcy Forms, prescribed by the Judicial Conference of the United States, the observance and use of which is required pursuant to Bankruptcy Rule 9009, as such forms may be amended, revised or supplemented from time to time.

"**Person**" means a "person" as defined in section 101(41) of the Bankruptcy Code.

"**Petition Date**" means March 9, 2015.

"**Plan**" means this chapter 11 plan, including all exhibits and schedules annexed hereto or otherwise incorporated herein, either in its present form or as it may be altered, amended, modified, revised or supplemented from time to time in accordance with the terms hereof.

"**Plan Supplement**" means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan (as such may be amended from time to time), which supplement or supplements shall be acceptable to the Committee.

"**Priority Non-Tax Claim**" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

"**Priority Tax Claim**" means a Claim of a "governmental unit" (as such term is defined in section 101(27) of the Bankruptcy Code) of the kind specified in, and entitled to priority under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

"**Professional**" means a Person or Entity (a) employed by the Debtor or the Committee pursuant to a Final Order in accordance with sections 327, 328 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 330 or 331 of the Bankruptcy Code, for whom or for which compensation and reimbursement of expenses has been allowed by the Bankruptcy Court or is sought pursuant to

section 503(b) of the Bankruptcy Code or (b) for whom or for which compensation and reimbursement has been allowed by the Bankruptcy Court or is sought pursuant to section 503(b)(4) of the Bankruptcy Code.

"**Professional Fees**" means the fees for professional services rendered and expenses incurred in connection with such services by Professionals on and after the Petition Date and prior to and including the Effective Date.

"**Proof of Claim**" means a proof of Claim Filed against the Debtor in the Bankruptcy Case.

"**Pro Rata Share**" means, with reference to any Distribution on account of any Allowed Claim or Allowed Equity Interest, as applicable, in any Class, the ratio (expressed as a percentage) that the amount of such Allowed Claim or Allowed Equity Interest bears to the aggregate amount of Allowed Claims (and to the extent required for an interim Distribution, any reserve for Disputed Claims) or Allowed Equity Interests of the same Class.

"**Remaining Subsidiaries**" means each of (i) BPZ U.S. Holdings, LLC, a Texas limited liability company; (ii) BPZ Marine, Inc., a Texas corporation; (iii) SMC Ecuador, Inc., a Delaware corporation (including its Ecuador branch, SMC Ecuador, Inc., Sucursal Ecuador, existing under the laws of Ecuador); (iv) BPZ Energy International Holdings, LP, a limited partnership organized and existing under the laws of the British Virgin Islands; (v) International Support LP, a limited partnership organized and existing under the laws of the British Virgin Islands; and (vi) Soluciones Energeticas S.R.L., a sociedad de responsabilidad limitada organized and existing under the laws of Peru.

"**Retained Assets**" means the D&O Policies, the Liquidating Debtor Funds, a copy of the Books and Records, and any other specific assets of the Debtor, if any, designated by the Debtor prior to the Effective Date to be retained by the Liquidating Debtor, but only to the extent and for so long as such assets are retained by the Liquidating Debtor; provided, however, that Retained Assets shall exclude any payments received by the Debtor, the Liquidating Debtor or Covered Persons under the D&O Policies for purposes of resolving, through settlement or payment on any judgments, any threatened or filed claims by the Liquidating Trust.

"**Sale Transactions**" means the sale of substantially all of the Debtor's equity interests and assets, excluding the Turbine Assets, pursuant to a series of transactions in accordance with the *Order (A) Approving the Purchase and Sale Agreement between BPZ Resources, Inc. and Zedd Energy Holdco Ltd., (B) Authorizing the Sale of the Debtor's Assets Free and Clear of Claims, Liens, Interests and Encumbrances and (C) Granting Related Relief* [Dkt. No. 239] entered on July 8, 2015.

"**Schedules**" mean the schedules of assets and liabilities, schedules of executory contracts, and the statements of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time through the Confirmation Date in accordance with Bankruptcy Rule 1009.

"**Scheduled**" means an entry that appears on the Schedules.

"**Secured**" means when referring to a Claim: (a) secured by a lien on property in which the applicable Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

"**Secured Claim**" means a Claim against the Debtor to the extent it is Secured.

"**Security**" means a "security" as defined in section 101(49) of the Bankruptcy Code.

"**Subordinated Claims**" means all Claims of the type described in and subject to subordination pursuant to Bankruptcy Code section 510(b).

"**Tax**" or "**Taxes**" means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed on the Debtor or the Estate by any taxing authority with respect thereto.

"**Tax Code**" means the Internal Revenue Code of 1986, as amended.

"**Turbine Assets**" means, collectively, the three GE LM 6000 PD Sprint Units owned by the Debtor.

"**Turbine Proceeds**" means the proceeds resulting from a sale of one or more of the Turbine Assets.

"**U.S. Trustee Fees**" means the fees payable pursuant to 28 U.S.C. §1930.

"**Unimpaired**" means, with respect to any Class of Claims or Equity Interests, a Claim or Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

"**United States Trustee**" means the United States Trustee appointed under 28 U.S.C. § 591 to serve in the Southern District of Texas.

"**Zedd Escrow Account**" means the escrow account established pursuant to the Escrow Agreement, dated July 24, 2015, by and among the Debtor, as seller, Zedd Energy Holdco Ltd., as buyer, and Wells Fargo Bank, National Association, as escrow agent.

"**Zedd Purchase and Sale Agreement**" means that certain purchase and sale agreement, dated July 8, 2015, by and between the Debtor, as seller, and Zedd Energy Holdco Ltd., as purchaser, as amended, modified and supplemented from time to time.

ARTICLE II.

PAYMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A. Administrative Claims

On, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim or as otherwise determined by the Debtor, with the consent of the Committee, or Liquidating Trustee, as applicable, each Holder of an Allowed Administrative Claim (other than a Claim for Professional Fees or U.S. Trustee Fees) shall receive, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, (a) Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim or (b) such other treatment as may be agreed upon by such Holder and the Debtor, with the consent of the Committee, or the Liquidating Trustee, as applicable; provided, however, that the Liquidating Trustee shall be authorized to pay Allowed Administrative Claims that arise in the ordinary course of the Debtor's business, in full, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

The Administrative Claims Bar Date, which is the last date for asserting an Administrative Claim (other than Claims for Professional Fees or U.S. Trustee Fees), shall be thirty (30) days after the Effective Date. Any Holder of an Administrative Claim that does not File a Proof of Claim for such Administrative Claim and serve the Proof of Claim on counsel to the Debtor or the Liquidating Trustee, as applicable, by the Administrative Claims Bar Date, shall be forever barred from asserting such Administrative Claim against the Debtor, the Estate, its successors or property, and such Administrative Claim shall be deemed discharged and released as of the Effective Date. Objections to such Administrative Claims must be Filed and served on the requesting party by no later than sixty (60) days after the Effective Date. Unless the Debtor, the Committee, or the Liquidating Trustee, as applicable, or another party in interest objects to a Proof of Claim for such Administrative Claim within such time period, such Administrative Claim shall be deemed Allowed in the amount asserted. In the event that the Debtor, the Committee, the Liquidating Trustee or another party in interest objects to a Proof of Claim for such Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

B. Professional Fees

Notwithstanding any other provision of this Plan concerning Administrative Claims, any Professional seeking an award by the Bankruptcy Court of an Allowed Administrative Claim on account of Professional Fees incurred from the Petition Date through and including the Effective Date (i) shall, no later than forty-five (45) days after the Effective Date, File a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through and including the Effective Date and (ii) shall receive, as soon as reasonably practicable after such claim is Allowed, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, Cash in an amount equal to the unpaid amount of such

Allowed Administrative Claim in accordance with the order relating to or allowing any such Administrative Claim. Objections, if any, to such final fee applications must be Filed and served on the requesting party and the Liquidating Trustee no later than twenty (20) days from the date on which each such final fee application is served and Filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Fees shall be determined by the Bankruptcy Court.

C. Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. After the Effective Date, the Liquidating Trustee shall pay, in accordance with the Bankruptcy Code and the Bankruptcy Rules, all fees payable pursuant to 28 U.S.C. § 1930 that accrue before or after the Effective Date.

D. Priority Tax Claims

On, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim against the Debtor shall receive, (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (b) Cash in an amount agreed to by such Holder and agreed to and paid by the Debtor, with the consent of the Committee, or the Liquidating Trust, as applicable, provided that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date without any further notice to or action, order, or approval of the Bankruptcy Court or (c) as determined by the Debtor, with the consent of the Committee, or Liquidating Trustee, as applicable, Cash paid by the Liquidating Trust in the aggregate amount of such Allowed Priority Tax Claim, payable in installment payments over a period not more than five years from the Petition Date with payment of interest at a fixed annual rate to be determined by the Bankruptcy Court, all in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A. Summary of Classification and Treatment of Classified Claims and Equity Interests

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests that are required to be designated in classes pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and their treatment is set forth in Article II hereof. Classification of Claims and Equity Interests in this Plan is for all purposes, including voting, confirmation and distribution pursuant to the Plan.

A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class only to the extent that any portion of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is placed in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date. Notwithstanding any Distribution provided for in the Plan, no Distribution on account of any Claim or Equity Interest is required or permitted unless and until such Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, as the case may be, which might not occur, if at all, until after the Effective Date.

The following table (a) designates the Classes of Claims against, and Equity Interests in, the Debtor, (b) specifies the Classes of Claims and Equity Interests that are Impaired by the Plan and therefore are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) specifies the Classes of Claims and Equity Interests that are Unimpaired by the Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Claim	Status	Voting Rights
1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2	Secured Claims	Unimpaired	No (deemed to accept)
3	General Unsecured Claims	Impaired	Yes (entitled to vote)
4	Subordinated Claims	Impaired	No (deemed to reject)
5	Equity Interests	Impaired	No (deemed to reject)
6	Intercompany Claims	Impaired	No (deemed to reject)

B. Classification and Treatment of Claims and Equity Interests

1. <u>Class 1 – Priority Non-Tax Claims</u>

(a) *Classification*: Class 1 consists of Priority Non-Tax Claims.

(b) *Treatment*: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to different treatment, on or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Priority Non-Tax Claim is an Allowed Priority Non-Tax Claim as of the Effective Date or (ii) the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive, in full and final satisfaction of such Claim, one of the following treatments, as determined by the Debtor, with the consent of the Committee, or the Liquidating Trustee, as the case may be: (a) full payment in Cash of its Allowed Priority Non-Tax Claim or (b) treatment of its Allowed Priority Non-Tax Claim in a manner that leaves such Claim Unimpaired.

(c) *Voting*: Class 1 is Unimpaired by the Plan. Holders of Priority Non-Tax Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

2. Class 2 – Secured Claims

(a) *Classification*: Class 2 consists of Secured Claims.

(b) *Treatment*: Except to the extent that a Holder of an Allowed Secured Claim agrees to different treatment, on or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Secured Claim is an Allowed Secured Claim as of the Effective Date or (ii) the date on which such Secured Claim becomes an Allowed Secured Claim, each Holder of an Allowed Secured Claim shall receive, in full and final satisfaction of such Claim, as determined by the Debtor, with the consent of the Committee, or the Liquidating Trustee, as the case may be:

(i) the collateral securing such Allowed Secured Claim;

(ii) Cash in an amount equal to the value of the collateral securing such Allowed Secured Claim; or

(iii) such other treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired.

(c) *Voting*: Class 2 is Unimpaired by the Plan. Holders of Secured Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

3. Class 3 – General Unsecured Claims

(a) *Classification*: Class 3 consists of General Unsecured Claims.

(b) *Treatment*: On or as soon as reasonably practicable after (i) the Initial Distribution Date, if such General Unsecured Claim is an Allowed General Unsecured Claim as of the Effective Date or (ii) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Claim, its Pro Rata Share of the Liquidating Trust Interests. The 2015 Noteholder Claims shall be Allowed in the aggregate amount of $61,922,933 including accrued and unpaid prepetition interest. The 2017 Noteholder Claims shall be Allowed in the aggregate amount of $165,108,105 including accrued and unpaid prepetition interest. Each holder of a Class 3 Claim (other than a Noteholder Claim) shall be permitted make a Convenience Election to reduce its Claim to $3,000 and receive, in lieu of its Pro Rata Share of the Liquidating Trust Interests, in full and final satisfaction of such Claim, a one-time payment in Cash of twenty percent (20%) of the Allowed amount of such Claim. For the avoidance of doubt, any such holder who makes the aforementioned Convenience Election shall not be entitled to receive any other recovery or distribution on account of such Claim.

(c) *Voting*: Class 3 is Impaired by the Plan. Holders of General Unsecured Claims in Class 3 are entitled to vote to accept or reject the Plan.

4. Class 4 – Subordinated Claims

(a) *Classification*: Class 4 consists of Subordinated Claims.

(b) *Treatment*: Holders of Subordinated Claims shall neither receive nor retain any property under the Plan. On the Effective Date, all Subordinated Claims shall be discharged.

(c) *Voting*: Class 4 is Impaired by the Plan. Holders of Subordinated Claims in Class 4 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

5. Class 5 – Equity Interests

(a) *Classification*: Class 5 consists of Equity Interests.

(b) *Treatment*: Holders of Equity Interests shall neither receive nor retain any property under the Plan. All Equity Interests shall be cancelled and of no further force or effect and all Claims Filed on account of Equity Interests shall be deemed disallowed by operation of the Plan.

(c) *Voting*: Class 5 is Impaired by the Plan. Holders of Equity Interests in Class 5 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

6. Class 6 – Intercompany Claims

(a) *Classification*: Class 6 consists of Intercompany Claims.

(b) *Treatment*: Holders of Intercompany Claims shall neither receive nor retain any property under the Plan. All Intercompany Claims shall be released and of no further force or effect.

(c) *Voting*: Class 6 is Impaired by the Plan. Holders of Intercompany Claims in Class 6 are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are therefore not entitled to vote to accept or reject the Plan.

C. Non-Consensual Confirmation

In the event that any Impaired Class of Claims entitled to vote does not accept the Plan by the requisite majorities required by section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to (i) modify the Plan in accordance with Section XI.B. hereof and/or (ii) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code notwithstanding such lack of acceptance.

D. Elimination of Vacant Classes

Any Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one Allowed Claim or Allowed Equity

Interest, as applicable, or at least one Claim or Equity Interest, as applicable, temporarily Allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A. Vesting of Assets and Dissolution

On the Effective Date, the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Equity Interests, liens, charges or other encumbrances, except as set forth in this Plan. The Liquidating Trustee is authorized, without the need for any further action or formality which might otherwise be required under applicable non-bankruptcy laws, to dissolve and wind down the Remaining Subsidiaries.

On the Effective Date, the Retained Assets, including the D&O Policies, will vest in the Liquidating Debtor free and clear of all Claims, Equity Interests, liens, charges or other encumbrances. For so long as any Retained Assets exist, the Liquidating Debtor will continue to exist and be subject to the supervision of the Bankruptcy Court. On the Effective Date, the Liquidating Debtor Representative will be appointed the sole shareholder, member, director and officer of the Liquidating Debtor. The Liquidating Debtor Representative is authorized, without the need for any further action or formality which might otherwise be required under applicable non-bankruptcy laws, to (a) dissolve the Liquidating Debtor or to merge the Liquidating Debtor into the Liquidating Trust, and (b) to receive compensation and employ and compensate professionals; provided, however, that any such compensation shall be made either out of the Liquidating Debtor Funds, or to the extent there is available insurance that provides coverage, out of insurance proceeds.

As of the Effective Date, or as soon as practicable thereafter, and without the need for any further order of the Bankruptcy Court, action or formality which might otherwise be required under applicable non-bankruptcy laws, the Debtor may be (a) dissolved without the need for any filings with the Secretary of State or other governmental official in the Debtor's state of incorporation, or (b) merged into or with the Liquidating Trust.

On the Effective Date or as soon as practicable thereafter, the Liquidating Debtor Representative or the Liquidating Trustee, as applicable, shall consummate, pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, all remaining transactions and sales of property, if any.

On the Effective Date, any provision in the organizational documents (as the same may be amended or restated from time to time) of the Debtor requiring dissolution, liquidation, or withdrawal of a member upon insolvency, bankruptcy or the filing of Bankruptcy Case: (a) is deemed waived and of no further force and effect; and (b) any action taken to prevent or revoke such potential dissolution or liquidation by the Debtor or Liquidating Debtor is ratified and deemed effective to prevent such dissolution or liquidation and the Debtor or Liquidating Debtor shall continue its existence regardless of any such provision.

B. Reservation of Rights Regarding Causes of Action and Coverage Claims

The Debtor, and after the Effective Date, the Liquidating Trustee (on behalf of the Liquidating Trust) reserves the right to pursue any and all Causes of Action (including any Avoidance Actions) not relinquished, released, compromised or settled in this Plan, or any Final Order. The Debtor, and after the Effective Date, the Liquidating Debtor, any Covered Person and the Liquidating Debtor Representative, reserves the right to pursue any and all Coverage Claims not relinquished, released, compromised or settled in this Plan, or any Final Order. The Debtor hereby reserves the right (i) of the Liquidating Trust and the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue, administer, settle, litigate, enforce and liquidate consistent with the terms and conditions of the Plan and the Liquidating Trust Agreement such Causes of Action (including any Avoidance Actions) and (ii) of the Liquidating Debtor Representative or any Covered Person to assert, pursue, administer, settle, litigate, enforce and liquidate any and all Coverage Claims. The Liquidating Trustee shall, pursuant to section 1123 of the Bankruptcy Code and all applicable law, have the requisite standing to prosecute, pursue, administer, settle, litigate, enforce and liquidate any and all Causes of Action. The Liquidating Debtor Representative, pursuant to section 1123 of Bankruptcy Code and all applicable law, has the requisite standing to assert, prosecute, pursue, administer, settle, litigate, enforce and liquidate any and all Coverage Claims.

Except for Causes of Action against a Person or Entity expressly waived, relinquished, released, compromised or settled in this Plan, or any Final Order, (a) the Debtor expressly reserves all Causes of Action and Coverage Claims for later adjudication and, therefore, no preclusion doctrine or other rule of law, including, without limitation, the doctrines of *res judicata*, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or *laches*, shall apply to such Causes of Action or Coverage Claims upon, after, or as a result of the confirmation or Effective Date of the Plan, or the Confirmation Order, (b) all Causes of Action or Coverage Claims held by the Estate shall survive Confirmation of the Plan and the commencement and prosecution of any Causes of Action shall not be barred or limited by any estoppels (judicial, equitable or otherwise), (c) the Liquidating Trust's, Liquidating Trustee's, the Liquidating Debtor Representative's and any Covered Person's rights to commence and prosecute Causes of Action and/or assert any Coverage Claims shall not be abridged, limited or altered in any manner by reason of Confirmation of the Plan, (d) no defendant party to any Cause of Action (including Avoidance Actions) or any cause of action relating to a Coverage Claim shall be permitted or entitled to assert any defense based, in whole or in part, upon Confirmation of the Plan, and Confirmation of the Plan shall not have any *res judicata* or collateral estoppels or preclusive effect upon the commencement and prosecution of Causes of Action or causes of action relating to Coverage Claims, and (e) the Debtor and the Liquidating Trustee, on behalf of the Liquidating Trust and any successors in interest thereto, expressly reserve the right to pursue or adopt any Causes of Action that are alleged in any lawsuit in which the Debtor is a defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

C. The Liquidating Trust

1. Establishment of the Liquidating Trust

On the Effective Date, the Debtor, on its own behalf and on behalf of the Holders of Allowed General Unsecured Claims, shall execute the Liquidating Trust Agreement and shall take all other steps necessary to establish the Liquidating Trust in accordance with and pursuant to the terms of the Liquidating Trust Agreement. The Liquidating Trustee and the Liquidating Trust shall be subject to oversight by the Liquidating Trust Committee as provided in the Liquidating Trust Agreement. The Liquidating Trust Agreement shall be in form and substance acceptable to the Committee.

2. Purpose of Liquidating Trust

The Liquidating Trust is intended to be classified for U.S. federal income tax purposes as a "liquidating trust" and shall be established for the sole purpose of liquidating the Liquidating Trust Assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

3. Assets of the Liquidating Trust

The Debtor shall transfer all of the Liquidating Trust Assets to the Liquidating Trust in accordance with sections 1123 and 1141 of the Bankruptcy Code and pursuant to the terms of this Plan. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, pursuant to section 1146(a) of the Bankruptcy Code. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtor shall be released from all liability with respect to the delivery of such distributions and the Debtor shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Any recoveries on account of the Liquidating Trust Assets shall be distributed to Beneficiaries in accordance with the Plan and Liquidating Trust Agreement. To the extent that any Liquidating Trust Assets cannot be transferred to the Liquidating Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Liquidating Trust Assets shall be deemed to have been retained by the Liquidating Debtor and the Liquidating Trustee shall be deemed to have been designated as a representative of the Liquidating Debtor pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Liquidating Trust Assets on behalf of the Liquidating Debtor. Notwithstanding the foregoing, all proceeds of such Liquidating Trust Assets shall be transferred to the Liquidating Trust to be distributed to Beneficiaries consistent with the terms of the Plan and the Liquidating Trust Agreement.

4. Certain Federal Income Tax Matters

For U.S. federal income tax purposes, the Debtor, the Liquidating Trustee and the Beneficiaries will treat the transfer of assets to the Liquidating Trust as a transfer by the Debtor of the Liquidating Trust Assets to the Beneficiaries, followed by a transfer of such Liquidating Trust Assets (other than the Liquidating Trust Assets allocable to the Disputed Claims Reserve)

by the Beneficiaries to the Liquidating Trust. Accordingly, for U.S. federal income tax purposes, the Liquidating Trust shall be treated as one or more grantor trusts, and the Beneficiaries receiving Liquidating Trust Interests shall be treated as the grantors and deemed owners of their representative share of the Liquidating Trust Assets. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

The Liquidating Trustee shall file Tax returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section IV.C.4. of the Plan. The Liquidating Trustee shall also annually send to each Beneficiary a separate statement setting forth the Beneficiary's share of items of income, gain, loss, deduction, or credit and shall instruct all such Beneficiaries to report such items on their federal income Tax returns or to forward the appropriate information to the Beneficiary with instructions to report such items on their federal income tax returns. The Liquidating Trustee shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any taxing authority.

As soon as possible after the Effective Date, the Liquidating Trustee shall make or cause to be made a good faith valuation of the Liquidating Trust Assets. Such valuation shall be made available from time to time, to the extent relevant, and used consistently by all parties including the Debtor, the Liquidating Trustee, and Beneficiaries) for all federal income tax purposes.

Subject to definitive guidance from the U.S. Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee shall (i) timely elect to treat any Disputed Claims Reserve as a "disputed ownership fund" governed by Treasury Regulation section 1.468B-9, and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Debtor, the Liquidating Trustee, and Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

The Liquidating Trustee shall be responsible for payment, out of the Liquidating Trust Assets, of any U.S. federal, state, local, or non-U.S. taxes imposed on the Liquidating Trust or the Liquidating Trust Assets, including the Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any such U.S. federal, state, local, or non-U.S. Taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidating Trustee as a result of the resolution of such Disputed Claims.

The Liquidating Trustee may request an expedited determination of taxes of the Liquidating Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

5. Rights and Powers of the Liquidating Trust and the Liquidating Trustee

(a) The Liquidating Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules (including without limitation, the right to: (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (ii) prosecute, settle, abandon or compromise any Causes of Action; (iii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement; (iv) establish and administer any necessary reserves for Disputed Claims that may be required; (v) object to Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (vi) employ and compensate professionals (including professionals previously retained by the Debtor and/or the Committee), provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets; and (vii) file all federal, state and local Tax returns if necessary.

(b) The Liquidating Trust shall assume any outstanding responsibility of the Debtor under the Plan and the Debtor shall provide the Liquidating Trustee with such information as may be reasonably requested by the Liquidating Trustee regarding the claims register for purposes of making the Distributions contemplated by the Plan and the Liquidating Trust Agreement.

(c) In connection with the transfer of the Liquidating Trust Assets, any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) shall be transferred to the Liquidating Trust and shall vest in the Liquidating Trust. The Confirmation Order shall provide that the Liquidating Trust's receipt of transferred privileges shall be without waiver in recognition of the joint and/or successorship interest in prosecuting claims on behalf of Debtor's Estate.

6. Appointment of the Liquidating Trust Committee

On or prior to the Confirmation Date, the Committee shall appoint the members of the Liquidating Trust Committee. Each member of the Liquidating Trust Committee will be entitled to vote on all matters in accordance with the Liquidating Trust Agreement.

7. Liquidating Trust Interests

On the Effective Date, each Holder of an Allowed General Unsecured Claim shall, by operation of the Plan, receive its Pro Rata Share of the Liquidating Trust Interests. Liquidating Trust Interests shall be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other entity shall have any interest, legal, beneficial, or otherwise, in the Liquidating Trust, its assets or Causes of Action upon the assignment and transfer of such assets to the Liquidating Trust.

8. Liquidating Trust Distributions

(a) Initial Distributions. On the Initial Distribution Date, the Liquidating Trustee shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims and Allowed General Unsecured Claims. The Liquidating Trustee shall not make any Distributions of Liquidating Trust Assets to the Beneficiaries unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are reasonably necessary to satisfy amounts that would have been distributed in accordance with the Liquidating Trust Agreement in respect of Disputed Claims if the Disputed Claims were determined to be Allowed Claims immediately prior to such proposed distribution to Beneficiaries.

(b) Subsequent Distributions. The Liquidating Trustee shall make the interim and final Distributions of Cash in accordance with the Plan and the Liquidating Trust Agreement.

D. Directors and Officers; Equity Interests; Professionals for the Debtor

On the Effective Date, the authority, power and incumbency of the Persons then acting as directors and officers of the Debtor shall be terminated and such directors and officers shall be deemed to have resigned.

On the Effective Date, all the Equity Interests in the Debtor (including all instruments evidencing such Equity Interests) shall be canceled and extinguished without further action under any applicable agreement, law, regulation or rule. On the Effective Date, the Liquidating Debtor shall issue one share of stock in the Liquidating Debtor to the Liquidating Debtor Representative, which will hold such share of stock, and such share of stock will remain outstanding until the Liquidating Debtor is dissolved in accordance with the Plan.

On the Effective Date, the Professionals for the Debtor shall be deemed to have completed their services unless they are retained by the Liquidating Trustee or the Liquidating Debtor Representative; provided, however, that the Professionals for the Debtor shall be permitted to File final applications for reasonable compensation and reimbursement of expenses through the Effective Date as allowed by this Plan and/or to address matters relating to applications filed pursuant to sections 330 and 331 of the Bankruptcy Code.

E. Operations of the Debtor Between the Confirmation Date and the Effective Date

During the period from the Confirmation Date through and until the Effective Date, the Debtor shall continue to operate its business as debtor-in-possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.

F. Term of Injunctions or Stays

Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Bankruptcy Case is closed.

G. Corporate Action

Prior to, on and after the Effective Date, all matters provided for under the Plan that otherwise would require approval of the shareholders or directors of the Debtor shall be deemed to have occurred and shall be in effect prior to, on and after the Effective Date pursuant to the applicable general corporation law of the jurisdiction in which the Debtor is organized without any requirement of further action by the shareholders or directors of the Debtor.

The entry of the Confirmation Order shall constitute the approval of the authorization for the Debtor to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and any documents contemplated to be executed therewith, prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order rule or regulation.

H. Cancellation of Existing Agreements and Existing Equity Interests

On the Effective Date, except to the extent otherwise provided herein, any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtor giving rise to any Claim or Equity Interest shall be canceled, shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtor thereunder or in any way related thereto shall be discharged.

I. Authorization of Plan-Related Documentation

All documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan and any other agreement or document related to or entered into in connection with the Plan, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

A responsible officer or director of the Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

J. Dissolution of Committee

The Committee shall continue in existence through and including the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court or in this Plan or the Confirmation Order prior to the Effective Date. On the Effective Date, the Committee shall be deemed dissolved, and its members and its Professionals shall be deemed released of all their duties, responsibilities and obligations in connection with the Bankruptcy Case or the Plan and its implementation, and the retention or employment of the Committee's Professionals shall terminate; provided, however, that the Committee shall continue to exist after the Effective Date solely to address matters relating to applications Filed pursuant to sections 330 and 331 of the Bankruptcy Code.

K. Exemption from Certain Fees and Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar Tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar Tax in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such Tax and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Tax.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption and Rejection of Executory Contracts and Unexpired Leases

Any executory contract or unexpired lease which has not expired by its own terms on or prior to the Effective Date, which has not been assumed, assumed and assigned, or rejected with the approval of the Bankruptcy Court, or which the Debtor has obtained the authority to reject but has not rejected as of the Effective Date, or which is not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Debtor on the Confirmation Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejection pursuant to sections 365(e) and 1123(b)(2) of the Bankruptcy Code.

B. Rejection Damages Claims

Proofs of Claim for any Claim arising out of the rejection of an executory contract or an unexpired lease pursuant to the Plan shall be Filed with the Clerk of the Bankruptcy Court and served upon the Liquidating Trust not later than thirty (30) days after notice of the occurrence of the Confirmation Date has been served. Any such Claims covered by the preceding sentence not Filed within such time shall be forever barred from assertion against the Debtor, its Estate, the Liquidating Trust, and their respective properties and interests.

C. Indemnification Obligations

Any obligation of the Debtor pursuant to its corporate charter and bylaws or similar constituent agreements, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse, or limit the liability of any Covered Persons pursuant to the Debtor's certificate of incorporation, bylaws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons' service with, for, or on behalf of the Debtor prior to the Effective Date with respect to all present and future actions, suits, and proceedings relating to the Debtor shall continue solely to the extent there is available insurance that provides coverage for such obligation. The Liquidating Trust, the Liquidating Trustee, and their assets shall not be liable for any such obligations.

D. D&O Policies

Notwithstanding anything contained in the Plan to the contrary, all of the D&O Policies in effect on the Effective Date, and any agreements, documents or instruments relating thereto, shall be continued. To the extent any or all of the D&O Policies in effect on the Effective Date are considered to be executory contracts, then, notwithstanding anything contained in this Plan to the contrary, this Plan shall constitute a motion to assume such insurance policies. The entry of the Confirmation Order shall constitute approval of the foregoing assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, the Estate and all parties in interest in this Bankruptcy Case. Notwithstanding anything to the contrary contained in this Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the insurers under any of the D&O Policies.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Manner of Payment under the Plan

At the option of the Debtor, with the consent of the Committee, or the Liquidating Trustee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements. Cash payments made pursuant to this Plan in the form of checks issued by the Debtor or Liquidating Trustee shall be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Liquidating Trustee.

B. Timing of Distributions

Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date and that are entitled to receive Distributions under the Plan shall be made on the Initial Distribution Date. If any payment or act under the Plan is required to be made or performed on a

date that is not a Business Day, the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to Section VII.D. of the Plan.

C. Distributions by Disbursing Agent

The Liquidating Trustee, or its agent, shall serve as Disbursing Agent on behalf of the Estate (on and after the Effective Date) under the Plan and shall make all Distributions required under the Plan.

The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including taxes and reasonable attorneys' fees and expenses) on or after the Effective Date shall be paid in Cash by the Liquidating Trust without further order of the Bankruptcy Court.

D. Delivery of Distributions and Undeliverable or Unclaimed Distributions

Except as otherwise provided in the Plan, subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim shall be made at the address of such Holder as set forth on the Schedules Filed or on the books and records of the Debtor or its agents, as applicable, unless the Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a Proof of Claim by such Holder that contains an address for such Holder different from the address reflected on the Schedules.

In the event that any Distribution to any Holder is returned as undeliverable, the Liquidating Trustee shall use commercially reasonable efforts to determine the current address of such Holder, but no Distribution to such Holder shall be made unless and until the Liquidating Trustee has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code upon the expiration of the later of three (3) months from the Effective Date and the date such Distribution was returned undeliverable. After such date, all unclaimed property or interest in property shall revert to the Liquidating Trust for distribution on account of other Allowed Claims, and the Claim of the Holder originally entitled such unclaimed property or interest in property shall be discharged and forever barred.

E. Record Date for Distributions

As of the close of business on the Distribution Record Date, the transfer register for any Claims, for the purposes of Distributions shall be closed, and there shall be no further changes in the record Holders of any Claims. The Debtor shall have no duty to recognize the transfer of, or the sale of any interest in, any Claims occurring after the close of business on the Distribution Record Date and shall be entitled for all purposes relating to this Plan to recognize, distribute to and deal with only those record Holders of Claims stated on the transfer books and records as maintained by the Debtor or its agents, as the case may be, as of the close of business on the Distribution Record Date.

F. Allocation of Plan Distributions between Principal and Interest.

To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

G. Fractional Dollars; De Minimis Distributions

Notwithstanding any other provision of the Plan to the contrary, (a) the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars, and whenever any Distribution of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down and (b) the Disbursing Agent shall have no duty to make a Distribution on account of any Allowed Claim (i) if the aggregate amount of all Distributions authorized to be made on such date is less than $20,000, in which case such Distributions shall be deferred to the next Distribution date, (ii) if the amount to be distributed to a Holder on the particular Distribution date is less than $100.00, unless such Distribution constitutes the final Distribution to such Holder, or (iii) the amount of the Final Distribution to such Holder is less than $25.00, in which case such Distribution shall revert to the Liquidating Trust for Distribution on account of other Allowed Claims.

H. No Distribution in Excess of Allowed Amount of Claim

Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distributions, which individually or in the aggregate, exceed of the Allowed amount of such Claim.

I. Setoffs

The Debtor or the Liquidating Trust may, but shall not be required to, set-off against, or recoup from, any Claim (for purposes of determining the Allowed amount of such Claim on which a distribution shall be made) other than Noteholder Claims, any claims of any nature whatsoever that the Debtor or the Liquidating Trust may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a

waiver or release by the Debtor or the Liquidating Trust of any such claim the Debtor or the Liquidating Trust may have against the Holder of such Claim.

J. Compliance with Tax Requirements

In connection with the Plan and all Distributions hereunder, to the extent applicable, the Debtor and the Liquidating Trustee are authorized to take any and all actions that may be necessary or appropriate to comply with all Tax withholding and reporting requirements imposed by any federal, state, local or foreign Taxing authority, and all Distributions pursuant to the Plan shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to require each Creditor to provide it with an executed Form W-9 or similar Tax form as a condition precedent to being sent a Distribution. If a Holder of an Allowed General Unsecured Claim does not provide the Liquidating Trustee with an executed Form W-9 or similar form within ninety (90) days of written request, said Holder shall be deemed to have forfeited its Distribution.

K. Release of Liens

Except as otherwise provided by Article III of the Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to this Article VI, all mortgages, deeds of trust, liens, pledges or other security interests against the property of the Debtor's Estate shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the Estate.

L. Subordination

1. Preservation of Subordination Rights by the Estate

Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtor or the Liquidating Trustee of any Allowed Claim shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise.

2. Waiver by Creditors of all Subordination Rights

Except as otherwise ordered by the Bankruptcy Court, each Holder of a Claim shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all Distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each Holder has individually and collectively with respect to any such Distribution made pursuant this Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A. Prosecution of Objections to Claims on and after the Effective Date

On and after the Effective Date, objections to, and requests for estimation of any Claims maybe interposed and prosecuted only by the Liquidating Trust. Such objections and requests for estimation shall be served on the respective claimant and Filed on or before the later of (a) ninety (90) days after the Effective Date and (b) such other date as may be fixed by the Bankruptcy Court upon a motion Filed by the Liquidating Trust served only on the Rule 2002 service list. On the Effective Date, all outstanding objections to, and requests for estimation of Claims will vest in the Liquidating Trust.

B. Estimation of Claims

The Liquidating Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor, the Liquidating Trustee, or any other party previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, such estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C. No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes Allowed. To the extent that all or a portion of a Disputed Claim is disallowed, the Holder of such Claim shall not receive any Distribution on account of the portion of such Claim that is disallowed and any property withheld pending the resolution of such Claim shall be reallocated pro rata to the Holders of Allowed Claims in the same Class.

D. Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim, Distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan, Confirmation Order and Liquidating Trust Agreement. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a

Final Order, the Liquidating Trustee shall provide to the Holder of such Claim the Distribution (if any) to which such Holder is entitled under the Plan.

E. Preservation of Rights to Settle

Except with respect to Coverage Claims, which are retained by the Liquidating Debtor, in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its estate may hold against any person or entity without the approval of the Bankruptcy Court. The Liquidating Trust and the Liquidating Trustee or their successor(s) may pursue such retained claims, rights, Causes of Action, suits, or proceedings, as appropriate, in accordance with the best interests of the Liquidating Trust, the Liquidating Trustee or their successor(s) who hold such rights.

F. Disallowed Claims

Any Claim held by a Person or Entity against whom the Debtor or the Liquidating Trust has commenced a proceeding asserting a Cause of Action under section 542, 543, 544, 545, 547, 548, 549, 550, 551 and/or 553 of the Bankruptcy Code, shall be deemed a Disallowed Claim pursuant to section 502(d) of the Bankruptcy Code and the Holder of such Claim shall not be entitled to vote to accept or reject the Plan. Claims that are deemed Disallowed Claims pursuant to this Section VII.F., shall continue to be Disallowed Claims for all purposes until such Cause of Action has been settled or resolved by Final Order and any sums due to the Debtor or the Liquidating Trust from such party have been paid.

EXCEPT AS PROVIDED HEREIN OR OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO, OR ACTION, ORDER, OR APPROVAL OF, THE BANKRUPTCY COURT AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A FINAL ORDER.

ARTICLE VIII.

CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE OF THE PLAN

A. Condition Precedent to Confirmation

The Plan shall not be confirmed, and the Confirmation Date shall not be deemed to occur, unless and until (i) the Disclosure Statement Approval Order, in form and substance satisfactory to the Debtor and the Committee, and (ii) the Confirmation Order, in form and substance satisfactory to the Debtor and the Committee, have each been entered on the docket maintained by the Clerk of the Bankruptcy Court.

B. Conditions Precedent to the Effective Date

The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions have been satisfied in full or waived by the Debtor and the Committee in writing:

1. the Confirmation Order, in form and substance satisfactory to the Debtor and the Committee, shall be in full force and effect and shall not be subject to a stay or an injunction which would prohibit the transactions under the Plan;

2. the Confirmation Order shall, among other things, provide that all transfers of Liquidating Trust Assets by the Debtor (a) to the Liquidating Trust (i) are or shall be legal, valid, and effective transfers of property, (ii) vest or shall vest the Liquidating Trust with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and shall not constitute voidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law, (iv) shall be exempt from any transfer, sales, stamp or other similar Tax (which exemption shall also apply to the transfers by the Liquidating Trust) and (v) do not and shall not subject the Liquidating Trustee or Holders of Claims to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability and (b) to Holders are for good consideration and value;

3. the final version of the Plan and any supplemental documents and exhibits contained therein shall have been Filed and in a form and substance satisfactory to the Debtor and the Committee;

4. the Escrowed Amounts have been released and transferred to the Debtor;

5. all actions and transfers and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Plan, including all transfers to the Liquidating Trust, shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtor and the Committee; and

6. all authorizations, consents, and regulatory approvals, if any, required in connection with the consummation of the Plan shall have been obtained and not revoked.

C. Waiver of Conditions

Any of the conditions to the Effective Date set forth in Section VIII.B. hereof, other than entry of the Confirmation Order in form and substance satisfactory to the Debtor and the Committee, may be waived by the Debtor and the Committee without leave or order of the Bankruptcy Court, and without any formal action.

D. Satisfaction of Conditions

Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtor determines, with the consent of the Committee, that one of the conditions precedent set forth in Section VIII.B. of the Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtor shall File a notice of the failure of the Effective Date with the Bankruptcy Court.

E. Effect of Nonoccurrence of Conditions

If each of the conditions to occurrence of the Effective Date set forth in Section VIII.B. has not been satisfied or duly waived on or before the first Business Day that is 180 days after the Confirmation Date, or such later date as shall be determined by the Debtor, with the consent of the Committee, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is so vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims or Equity Interests against the Debtor or release of any claims or interests by the Debtor or the Estate.

ARTICLE IX.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A. Compromise and Settlement of Claims, Equity Interests and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved pursuant to the Plan or relating to the contractual, legal, and subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Claim or Equity Interest, or any Distribution to be made on account of such Claim or Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, its Estate, and Holders of Claims and Equity Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Liquidating Trustee may compromise and settle Claims against the Debtor and its Estate and Causes of Action against other Entities.

B. Limited Discharge of the Debtor and Injunction

The entry of the Confirmation Order will operate as a general resolution with prejudice, as of the Effective Date, of all pending legal proceedings, if any, against the Debtor and its assets and properties and any proceedings not yet instituted against the Debtor or its assets and properties, except as otherwise provided in the Plan or the Confirmation Order. Except as

otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against the Debtor are permanently enjoined on and after the Effective Date from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtor, the Liquidating Debtor, or their property, the Liquidating Trust or the Liquidating Trustee, with respect to any such Claim, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any such Claim against the Debtor, the Liquidating Debtor, or their property, or the Liquidating Trust or the Liquidating Trustee, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor, the Liquidating Debtor, or their property, or the Liquidating Trust or the Liquidating Trustee, with respect to such Claim, (d) asserting any right of subrogation of any kind against any obligation due to the Debtor, the Liquidating Debtor, or the property of the Debtor, the Estate, or the Liquidating Debtor, with respect to any such Claim and (e) asserting any right of setoff or recoupment against the Debtor, the Estate or the Liquidating Debtor except as specifically permitted by section 553 of the Bankruptcy Code. Unless otherwise provided in the Plan or the Confirmation Order, or by order of the Bankruptcy Court, all injunctions or automatic stays provided for in these cases pursuant to section 105, if any, or section 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date will remain in full force and effect until the Effective Date.

C. Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such causes of action have been expressly released, the Liquidating Trustee or the Liquidating Debtor Representative, as applicable, shall retain and may enforce all rights to assert, commence and pursue, as appropriate, any and all Causes of Action or Coverage Claims, whether arising before or after the Petition Date, including any actions specifically enumerated in any supplemental documents, and their rights to commence, prosecute, or settle such Causes of Action or Coverage Claims shall be preserved notwithstanding the occurrence of the Effective Date. The Liquidating Trustee may pursue the Causes of Action, as appropriate, in accordance with the best interests of the Beneficiaries. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action or Coverage Claim against them as any indication that the Debtor, the Liquidating Trustee or the Liquidating Debtor Representative, as applicable, will not pursue any and all available Causes of Action or Coverage Claim against them. Except with respect to causes of action as to which the Debtor has released any Entity on or prior to the Effective Date, the Debtor, the Liquidating Trustee or the Liquidating Debtor Representative, as applicable, expressly reserve all rights to assert or prosecute any and all Causes of Action or Coverage Claims, against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action or Coverage Claim against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Liquidating Trustee or the Liquidating Debtor Representative, as applicable, expressly reserves all Causes of Action and Coverage Claims, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action or Coverage Claims upon, after, or as a consequence of the Confirmation or Consummation.

D. Releases by the Debtor

As of the Effective Date, the Debtor, its Estate and the Liquidating Trust will be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date based on, or in any way relating to, the Debtor and its Remaining Subsidiaries, the conduct of the business of the Debtor and its non-Debtor subsidiaries, prepetition or postpetition purchase, sale, or rescission of the purchase or sale of any debt or security of the Debtor, the Sale Transactions, the Bankruptcy Case, the Plan and any related agreements (including the Plan Supplement), or the Disclosure Statement, that could have been asserted at any time, past, present, or future, by or on behalf of the Debtor, or its Estate, against (a) any parent, subsidiary, successor, heir, executor and assign, accountant and other professional or representative when acting in any such capacity, excluding Netherland, Sewell & Associates, Inc.; (b) any current and former investment banker, excluding Raymond James Financial, Inc. and its subsidiaries, financial advisor, restructuring advisor or attorney of the Debtor or the professionals employed by the Debtor's Board of Directors (including the Special Committee of the Board of Directors), in its capacity as such; and (c) the Committee, and each member, financial advisor, and attorney of the Committee, in its capacity as such; provided, however, that the foregoing shall not affect the liability or release of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty. For the avoidance of doubt, nothing contained in this section shall be deemed to release any Covered Person before the Petition Date and such Covered Persons shall be exculpated only to the extent provided for in Section IX.E.2.

E. Exculpation

1. Exculpation of Exculpated Parties

The Exculpated Parties shall neither have, nor incur, any liability to any Entity for any act taken or omitted to be taken in connection with, relating to, or arising out of, the Bankruptcy Case, formulating, negotiating, soliciting, preparing, disseminating, implementing, confirming, or effecting the Consummation of the Plan, the Disclosure Statement, the Plan Supplement, the administration of the Plan or the property to be distributed under the Plan or related to the issuance, distribution, and/or sale of any security, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan through and including the Effective Date; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct or gross negligence.

2. Limited Exculpation of Covered Persons

The Covered Persons shall neither have, nor incur, any liability to any Entity for any act taken or omitted to be taken in connection with, relating to, or arising out of, (a) payments made pursuant to an order of the Bankruptcy Court, and (b) formulating, negotiating, soliciting, preparing, disseminating, implementing, confirming, or effecting the Consummation of the Plan, the Disclosure Statement, the Plan Supplement, the administration of the Plan or the property to be distributed under the Plan or related to the issuance, distribution, and/or sale of any security, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan through and including the Effective Date; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct or gross negligence.

ARTICLE X.

RETENTION OF JURISDICTION

A. Retention of Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under or related to the Bankruptcy Case for, among other things, the following purposes:

(a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(b) Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code, the Plan or the Liquidating Trust Agreement;

(c) Resolve any matters related to: (i) the assumption, assignment, or rejection of any executory contract or unexpired lease to which the Debtor is party or with respect to which the Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an executory contract or unexpired lease, cure obligations pursuant to section 365 of the Bankruptcy Code, or any other matter related to such executory contract or unexpired lease; (ii) any potential contractual obligation under any executory contract or unexpired lease that is assumed and/or assigned and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d) Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(e) Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

(f) Adjudicate, decide, or resolve any and all matters related to the Causes of Action;

(g) Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement or the Liquidating Trust Agreement;

(h) Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(i) Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or the Liquidating Trust Agreement, or any Entity's obligations incurred in connection with the Plan or the Liquidating Trust Agreement;

(j) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan or the Liquidating Trust Agreement;

(k) Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, releases, injunctions, exculpations, and other provisions contained in Article IX and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(l) Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Distributions;

(m) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(n) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Liquidating Trust Agreement or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement or Liquidating Trust Agreement;

(o) Adjudicate any and all disputes arising from or relating to Distributions under the Plan or any transactions contemplated therein;

(p) Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(q) Determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(r) Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order or the Liquidating Trust Agreement, including disputes arising under agreements, documents, or instruments executed in connection with the Plan or the Liquidating Trust Agreement;

(s) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(t) Hear and determine all disputes involving the existence, nature, or scope of the Debtor's release, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(u) Enforce all orders previously entered by the Bankruptcy Court;

(v) Hear any other matter not inconsistent with the Bankruptcy Code;

(w) Enter an order concluding or closing the Bankruptcy Case; and

(x) Enforce the injunction, release, and exculpation provisions set forth in Article IX.

ARTICLE XI.

MODIFICATION AND REVOCATION OF THE PLAN

A. Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, Liquidating Trust Agreement and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtor and any and all Holders of Claims against or Equity Interests in the Debtor (regardless of whether such Claims or Equity Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor. All Claims and debts shall be fixed, adjusted or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B. Modification of the Plan

Subject to the limitations contained herein, the Debtor, with the consent of the Committee, reserves the right to modify the Plan as to material terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtor, with the consent of the Committee, which consent shall not be unreasonably withheld,

expressly reserves its right to alter, amend, or modify materially the Plan one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Liquidating Trust Agreement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with this Article XI.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof and prior to the Confirmation Date are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C. Revocation or Withdrawal of the Plan

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date or the Effective Date and to File subsequent plans. If the Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Equity Interest or Class of Claims or Equity Interests), assumption and assignment or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Equity Interests; (b) prejudice in any manner the rights of the Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A. Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent a schedule or exhibit hereto or instrument, agreement or other document executed under the Plan provides otherwise, this Plan, the rights, duties and obligations arising under this Plan, and any claim or controversy directly or indirectly based upon or arising out of this Plan or the transactions contemplated by this Plan (whether based on contract, tort, or any other theory), including all matters of construction, validity and performance, shall be governed by and interpreted, construed and determined in accordance with, the internal laws of the State of Texas (without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction).

B. Severability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court or other court of competent jurisdiction to be invalid, void or unenforceable, the

Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

C. Successors and Assigns

The Plan shall be binding on, and shall inure to the benefit of the Debtor, and its successors and assigns. The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

D. Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Effective Date shall have occurred. Neither the Filing of this Plan, any nor statement or provision contained herein, nor the taking of any action by the Debtor or any other party with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtor or any other party prior to the Effective Date. If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Bankruptcy Case are and shall be reserved in full. Any concessions or settlements reflected herein, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Bankruptcy Cases shall be bound or deemed prejudiced by any such concession or settlement.

E. Further Assurances

The Debtor is authorized to execute, deliver, file or record such contracts, agreements, instruments, releases and other documents and take or cause to be taken such action as may be necessary or appropriate to effectuate, implement and further evidence the terms, provisions and intent of this Plan and to consummate the transactions and transfers contemplated by the Plan.

F. Notice and Service of Documents

All notices, requests and demands required or permitted to be provided to the Debtor or the Committee under the Plan shall be in writing and shall be deemed to have been duly given or made (a) when actually delivered (i) by certified mail, return receipt requested, (ii) by hand delivery or (iii) by U.S. mail, postage prepaid or, (b) in the case of notice by facsimile transmission, when received and confirmed, addressed as follows:

If to the Debtor:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attn: Frank A. Merola, Esq.
Matthew G. Garofalo, Esq.
Facsimile: (212) 806-6006

If to Committee:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, NY 10036
Attn: Michael S. Stamer
Meredith A. Lahaie
Facsimile: 212-872-1002

Notices to be provided to the Liquidating Trustee shall be as set forth in the Liquidating Trust Agreement.

G. Conflicts

To the extent any provision of the Disclosure Statement or any instrument, document or agreement executed in connection with the Plan or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflicts with or is in any way inconsistent with the terms of the Plan, the terms and provisions of the Plan shall govern and control.

H. Section 1145 Exemption

Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

I. Determination of Tax Liability

The Debtor is authorized, but not required, to request an expedited determination under section 505(b) of the Bankruptcy Code of the Tax liability of the Debtor for all taxable periods ending after the Petition Date through and including the Effective Date.

J. Post-Effective Date Fees and Expenses

From and after the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Liquidating Trust, and any professionals retained by such Liquidating Trust, related to the consummation and to the implementation of this Plan, except as otherwise provided in the Liquidating Trust Agreement.

K. Entire Agreement

This Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated in to this Plan.

L. Closing of Bankruptcy Case

When the business affairs of the post-confirmation Estate have been otherwise wound-up, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Bankruptcy Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

M. Change of Control Provisions

Any acceleration, vesting or similar change of control rights under any employment, benefit or other arrangements triggered by the consummation of this Plan shall be waived or otherwise cancelled under this Plan.

N. Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

O. Substitution of the Liquidating Trust for the Debtor

On the Effective Date, the Liquidating Trust shall be deemed to be substituted as the party in lieu of the Debtor in all pending matters including but not limited to (i) motions, contested matters and adversary proceeding pending in the Bankruptcy Court, and (ii) all matters pending in any courts, tribunals, forums or administrative proceedings outside of the Bankruptcy Court without the need or requirement for the Liquidating Trustee to File motions or substitutions of parties and counsel.

Dated: September 25, 2015

BPZ RESOURCES, INC.

By: */s/ J. Durkin Ledgard*
J. Durkin Ledgard
Chief Legal Officer

DISCLOSURE STATEMENT EXHIBIT B

CHAPTER 11/7 LIQUIDATION ANALYSIS COMPARISON

Liquidation Analysis
Estimated Assuming Plan Confirmation on 10/31/15
($ in millions)

	Chapter 11 Low	Chapter 11 High	Chapter 7
TOTAL ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION	39.42	51.87	38.92
Estimated Administrative and Priority Claims			
Administrative Operating Costs:			
Total Operational Wind-Down Costs	2.19	0.99	3.19
Professional Fees	9.50	7.50	10.50
Priority Claims	0.02	0.02	0.02
Other Administrative Claims	3.18	2.38	3.18
Total Estimated Administrative and Priority Claims	14.89	10.89	16.89
PROCEEDS AVAILABLE FOR UNSECURED CREDITORS	24.53	40.98	22.03
Estimated General Unsecured Creditors			
Convertible Notes Claims	227.03	227.03	227.03
Other General Unsecured Claims	1.79	0.09	1.79
Total General Unsecured Claims	228.82	227.12	228.82
% Recovery	10.7%	18.0%	9.6%